UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12
INTRALINKS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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™
150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

June 27, 2013
Dear Stockholder:
On behalf of the Board of Directors of Intralinks Holdings, Inc. (“Intralinks,” the “Company” or “we”), you are cordially invited to attend Intralinks' 2013 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Friday, August 9, 2013 at 8:30 a.m. ET at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, MA 02109.
At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of the 2013 Annual Meeting of Stockholders and proxy statement.
Included with this proxy statement is a copy of Intralinks' Annual Report on Form 10-K for the fiscal year ended December 31, 2012. I encourage you to read this report as it contains important information about our business and operations, as well as our audited financial statements.
We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, or follow the Internet voting instructions on your proxy card or the notice of Internet availability of proxy materials. Sending in your proxy or voting by Internet will not prevent you from voting in person at the Annual Meeting. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.
We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Ronald W. Hovsepian President & Chief Executive Officer

150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

NOTICE OF THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Date and Time:	Friday, August 9, 2013, 8:30 a.m. ET
Place:	Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109
Items of Business:	(1) Elect three (3) Class III directors to hold office until the 2016 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
(2) Hold an advisory vote on the compensation of our named executive officers;
(3) Approve an amendment and restatement of the Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan to increase the number of shares that may be issued under the plan by 600,000 shares;
(4) Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for our 2013 fiscal year; and
In addition, we will transact such other business as may properly be brought before the meeting.

The proposal for the election of directors relates solely to the election of three (3) Class III directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder.

Record Date:	Stockholders of record as of the close of business on June 18, 2013 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.
Voting:
Your vote is very important.  We encourage you to read the proxy statement and vote your shares. Whether or not you plan to attend the meeting, please submit a proxy so that your shares can be represented at the meeting. You can submit your proxy by mail (please complete, sign, date and return the accompanying proxy card in the enclosed return envelope), or you can vote by Internet (follow the instructions on your proxy card).

By Order of the Board of Directors

Scott N. Semel Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 9, 2013:
This Proxy Statement and the accompanying Annual Report are available at
www.intralinks.com/proxy

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR FOLLOW THE INTERNET VOTING INSTRUCTIONS ON YOUR PROXY CARD, IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

2013 ANNUAL MEETING OF STOCKHOLDERS
 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on August 9, 2013

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2013 Annual Meeting of Stockholders of Intralinks Holdings, Inc. (the “Annual Meeting”) and any adjournment of that meeting. The Annual Meeting will be held on Friday, August 9, 2013, beginning at 8:30 a.m. ET, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, MA 02109. On or about June 27, 2013, we expect to mail to our beneficial stockholders a notice of Internet availability of proxy materials containing instructions on how to access our 2013 proxy statement and our annual report to stockholders, which contains financial statements for the fiscal year ended December 31, 2012, and how to vote online. In addition, on or about June 27, 2013, we expect to mail to our registered stockholders a printed copy of our 2013 proxy statement and our annual report to stockholders, which contains financial statements for the fiscal year ended December 31, 2012, unless they have opted for e-proxy access over the Internet. Unless the context otherwise requires, references in this proxy statement to the “Company,” “we,” “us” or “our” refer to Intralinks Holdings, Inc. and its subsidiaries.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Who May Vote
Only holders of the Company's common stock, par value $0.001 per share (the “Shares”), outstanding at the close of business on June 18, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on April 18, 2013, we had 55,563,116 shares of common stock outstanding and no shares of preferred stock outstanding. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.
Quorum
The presence, in person or by proxy, of at least a majority of the shares entitled to vote on the record date will constitute a quorum. Abstentions and broker non-votes, and, with respect to the election of directors, “withhold authority” votes, are counted for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
Votes Required to Approve Matters Presented at the Annual Meeting
The required vote varies by proposal as follows:

•
Proposal No. 1 (Election of Directors) — The three (3) nominees receiving the highest number of affirmative votes of Shares present at the Annual Meeting, either in person or by proxy, will be elected as directors to serve until our 2016 annual meeting of stockholders or until their respective successors are duly elected and qualified. Broker non-votes will be disregarded and have no effect on the outcome of the vote.

•
Proposal No. 2 (Advisory Vote on Executive Compensation) — The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this proxy statement requires the favorable vote of a majority of the Shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal. Broker non-votes are not considered voted for the proposal and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

•
Proposal No. 3 (Approval of the Amended and Restated Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan) — Approval of the Amended and Restated Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan requires the favorable vote of a majority of the outstanding Shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the approval. Broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

•
Proposal No. 4 (Ratification of the Selection of PricewaterhouseCoopers LLP as our independent auditors for 2013) — The ratification of the appointment of independent accountants requires the favorable vote of a majority of the Shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal. The ratification of the appointment of PricewaterhouseCoopers LLP is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

How to Vote Your Shares
YOUR VOTE IS IMPORTANT.  Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the meeting, please take the time to vote your proxy. To vote by proxy, you should sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope, or follow the Internet voting instructions on your proxy card or the notice of Internet availability of proxy materials.
The persons named as attorneys-in-fact in the proxies, Ronald W. Hovsepian and Scott N. Semel, were selected by the Board of Directors and are officers of the Company. All shares represented by a valid proxy received prior to the meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you properly sign your proxy card with no further instructions and it is timely received by us, your shares will be voted:

•	FOR each of the nominees for the Board of Directors (Proposal No. 1);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);

•	FOR the amendment and restatement of the Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan (Proposal No. 3); and

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013 (Proposal No. 4); and

•	In the discretion of the proxy holders with respect to any other matters that properly come before the meeting.
If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your shares must be voted through that firm, institution or holder. You may provide your voting instructions to your nominee by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee with your proxy materials. If you hold your shares in street name and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal No. 4, but do not have the discretion to vote on non-routine matters such as Proposals Nos. 1, 2 and 3. Thus, if you hold your shares in street name and you do not instruct your broker or nominee how to vote on Proposals Nos. 1, 2 and 3, no votes will be cast on your behalf and, therefore, there may be broker non-votes on those proposals. Your broker or nominee will, however, continue to have discretion to vote any uninstructed shares on Proposal No. 4, as that proposal is considered a routine matter under applicable rules. Therefore, no broker non-votes are expected to exist in connection with Proposal No. 4.
Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.
Revocability of Proxies
You may revoke or change a previously delivered proxy at any time before the meeting by delivering a written notice of revocation or another proxy with a later date through the Internet or in writing to our corporate Secretary at our headquarters at 150 East 42nd Street, 8th Floor, New York, New York 10017. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.
Board Voting Recommendations
The Board of Directors unanimously recommends that you vote your shares as follows:

•	FOR each of the nominees to the Board of Directors (Proposal No. 1);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2);

•	FOR the amendment and restatement of the Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan (Proposal No. 3); and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013 (Proposal No. 4).
If You Plan to Attend the Annual Meeting
Attendance at the Annual Meeting will be limited to stockholders as of the Record Date. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact our Investor Relations department by calling (212) 342-7690 or through an e-mail request to droy@intralinks.com for directions to the Annual Meeting.
If you are a stockholder of record as of the Record Date, you may vote your shares in person by ballot at the Annual Meeting. If you hold your shares of common stock in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting.
If You Receive More Than One Proxy Card
If you hold your shares of common stock in more than one account, you may have received a proxy card for each account. To ensure that all of your Shares are voted, please sign, date and return the proxy card for each account, or follow the Internet voting instructions on your proxy card for each account. You should vote all of your shares of common stock.
If you and other residents at your mailing address own Shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, notice of annual meeting and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report, notice of annual meeting and proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, notice of annual meeting and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.
If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request to Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York, Attention: Investor Relations; call us with your request at (212) 342-7690 or request by e-mail to droy@intralinks.com. In addition, you can find copies of our annual report and proxy statement on our website at www.intralinks.com/proxy.
Internet Availability of Proxy Statement and Annual Report on Form 10-K
In accordance with the rules of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy statement, annual report and other materials, referred to as the proxy materials, relating to the Annual Meeting to stockholders, we may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials to inform stockholders when the materials are available on the Internet. If you receive the Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability of Proxy Materials and would still like to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials.
We intend to commence distribution of the Notice of Internet Availability of Proxy Materials to stockholders on or about June 27, 2013.
We will first make available the proxy solicitation materials at www.proxyvote.com on or about June 27, 2013 to all stockholders entitled to vote at the Annual Meeting.  You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 to stockholders will be made available at the same time and by the same methods.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 18, 2013 by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of our capital stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of our common stock if that person has a right to acquire ownership within sixty days of April 18, 2013 by the exercise of vested options. A person is also deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Percentages of beneficial ownership in the table below are based on 55,563,116 shares of common stock deemed to be outstanding as of April 18, 2013.
Unless indicated below, the address of each individual listed below is c/o Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York 10017.

Name and Address of Beneficial Owner	Number	Percent
Stockholders owning approximately 5% or more
Entities affiliated with TA Associates, L.P. (1)	9,358,834	16.8%
Entities affiliated with Rho Capital Partners, Inc. (2)	7,908,012	14.2%
Entities affiliated with Goldman Sachs Asset Management (3)	5,048,838	9.1%
Persons and entity affiliated with Altai Capital Management (4)	3,030,058	5.5%
Executive Officers and Directors
Ronald W. Hovsepian (5)	487,500	*
Derek Irwin	-	*
Scott N. Semel (6)	38,611	*
Brian J. Conway (7)	9,388,376	16.9%
Peter Gyenes	167,668	*
Thomas Hale	69,542	*
Habib Kairouz (8)	7,937,554	14.3%
Robert C. McBride	129,542	*
J. Chris Scalet	36,189	*
Patrick J. Wack, Jr. (9)	211,627	*
All executive officers and directors as a group (10 persons) (10)	18,466,609	32.9%

*	Indicates beneficial ownership of less than one percent.

(1)
Includes 7,071,967 shares held by TA X, L.P., 1,616,563 shares held by TA Atlantic and Pacific V L.P., 175,885 shares held by TA Strategic Partners Fund II L.P., 6,161 shares held by TA Strategic Partners Fund II-A L.P., 148,326 shares held by TA Investors II L.P. and 339,932 shares held by TA Subordinated Debt Fund II, L.P. These stockholders are affiliated with TA Associates, L.P. Mr. Conway, one of our directors and a Managing Director at TA Associates, L.P. disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein. The address of record for the above entities is c/o TA Associates, L.P., John Hancock Tower, 200 Clarendon Street, 56th Floor, Boston, MA 02116. With respect to the ownership information relating to stockholders affiliated with TA Associates, L.P., we have relied on information supplied by TA Associates, L.P. on a Schedule 13G filed with the SEC on February 14, 2012 and subsequent information provided to the Company.

(2)
Includes (i) 583,746 shares held by Rho Ventures IV, L.P., (ii) 1,432,203 shares held by Rho Ventures IV Gmbh & Co. Beteiligungs KG, (iii) 1,374,283 shares held by Rho Ventures IV (Q.P.), L.P., (iv) 1,271,901 shares held by Rho Ventures IV Holdings, LLC, (v) 2,331,051 shares held by Rho Ventures III Holdings, LLC, (vi) 457,416 shares held by Rho Venture Partners Holdings, LLC and (vii) 457,412 shares held by Rho Investment Partners Holdings, LLC. These stockholders are affiliated with Rho Capital Partners, Inc., the management company for Rho Ventures. Mr. Kairouz, one of our directors, is a Managing Member of the general partner of Rho Ventures IV, L.L.C. and Rho Capital Partners, LLC. As such, Mr. Kairouz may be deemed to share voting and investment power over the shares held by entities affiliated with Rho Capital Partners, Inc. and he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Rho Capital Partners, Inc. is Carnegie Hall Tower, 152 West 57th Street, 23rd Floor, New York, NY 10019. With respect to the ownership information relating to stockholders affiliated with Rho Capital Partners, Inc., we have relied on information supplied by Rho Capital Partners, Inc. on Amendment No. 1 to Schedule 13G filed with the SEC on October 25, 2011 and subsequent information provided to the Company.

(3)
Includes shares held by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC. The address of these entities is c/o Goldman Sachs Asset Management, 200 West Street, New York, NY 10282. With respect to the ownership information relating to stockholders affiliated with Goldman Sachs Asset Management, we have relied on information supplied by Goldman Sachs Asset Management on Amendment No. 1 to the Schedule 13G filed with the SEC on February 14, 2013.

(4)
All shares are held for the account of Altai Capital Master Fund, Ltd. , or ACMF, a Cayman Islands exempted company. Altai Capital Management, L.P. is a Delaware limited partnership registered as an investment adviser with the U.S. SEC, or the Investment Manager, which serves as the investment manager to ACMF. Altai Capital Management, LLC is a Delaware limited liability company , or IMGP, which serves as the general partner of Investment Manager. Steven V. Tesoriere serves as a managing principal of Investment Manager and a member of IMGP. Rishi Bajaj serves as chief investment officer and managing principal of Investment Manager and member of IMGP. Toby E. Symonds, who serves as president and managing principal of Investment Manager and member of IMGP. Each of Investment Manager, IMGP, Mr. Tesoriere, Mr. Bajaj and Mr. Symonds may be deemed to have voting and dispositive power over the shares held for the account of ACMF. The address of the reporting persons is 152 West 57th Street, 10th Floor, New York, NY 10019. With respect to the ownership information relating to the stockholders affiliated with Altai Capital Management, we have relied on information supplied by Altai Capital Management on a Schedule 13G filed with the SEC on February 14, 2013.

(5)	Shares for Mr. Hovsepian include 487,500 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of, April 18, 2013.

(6)
Shares for Mr. Semel include 1,607 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 18, 2013 and 28,928 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of, April 18, 2013.

(7)
Mr. Conway is a Managing Director of TA Associates, L.P. and may be considered to have beneficial ownership of the shares held by entities affiliated with TA Associates, L.P. Mr. Conway disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. See Note 1 above.

(8)
Mr. Kairouz is a Managing Partner of Rho Ventures IV, L.L.C. and Rho Capital Partners, LLC. and may be deemed to share voting and investment power over the shares held by entities affiliated with Rho Ventures IV, L.L.C. and Rho Capital Partners, LLC. Mr. Kairouz disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. See Note 2 above.

(9)	Shares for Mr. Wack include 100,000 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of, April 18, 2013.

(10)
This total includes 1,607 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of, April 18, 2013 and 616,428 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of April 18, 2013, as described in Notes 5, 6 and 9.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
The Board of Directors of the Company, referred to as the Board, the Board of Directors or our Board of Directors, currently consists of eight directors. Under our certificate of incorporation, the Board is divided into three classes. Presently, Class I of our Board consists of two directors and each of Class II and Class III of our Board consists of three directors. Generally, the directors of each class serve for a term of three years and until their respective successors have been duly elected and qualified, and the terms for the three classes are staggered so that the term of only one class expires each year.
At the Annual Meeting, we are proposing the election of three Class III directors, to hold office until the annual meeting of stockholders to be held in 2016 and until their respective successors have been duly elected and qualified. Upon the recommendation of the nominating and corporate governance committee of our Board of Directors, the Board has nominated Ronald W. Hovsepian, Brian Conway and Peter Gyenes for election to our Board of Directors. The persons named in the proxy card as proxies will vote to elect each of the nominees, unless you vote against the election of one or more nominees or abstain from voting on the election of one or more nominees, in each case, by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of directors.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS
The following information is furnished with respect to each of our directors, which information as of April 18, 2013. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.” The name, age and year in which the current term expires for each director is set forth below:

Name	Age	Position(s)	Term Expires at the Annual Meeting Held in the Year
Ronald W. Hovsepian	52	President, Chief Executive Officer and Director	2013
Patrick J. Wack, Jr.	45	Director, Chairman of the Board	2015
Brian J. Conway (1)(3)	54	Director	2013
Peter Gyenes (1)(2)(3)	67	Director, Lead Independent Director	2013
Thomas Hale (2)	44	Director	2014
Habib Kairouz (1)(3)	46	Director	2015
Robert C. McBride (1)(2)	68	Director	2015
J. Chris Scalet (2)(3)	54	Director	2014

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
The following paragraphs provide information as of the date of this proxy statement about our directors. The information presented includes information about each of our director’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that these individuals should serve as directors.
Nominees for Class III Directors with Terms Expiring in 2013
Ronald W. Hovsepian has served as one of our directors since December 2011. Mr. Hovsepian was appointed President, Chief Executive Officer and Director of the Company on December 15, 2011. Prior to joining us, Mr. Hovsepian most recently served as President and Chief Executive Officer of Novell, Inc., or Novell, from 2006 until Novell's acquisition by the Attachmate Group in April 2011. He joined Novell in 2003 as President, North America, next served as Executive Vice President and President, Worldwide Field Operations and served as President and Chief Operating Officer from 2005 until his appointment as Chief Executive Officer in 2006. Prior to his time at Novell, Mr. Hovsepian served in a number of executive positions with International Business Machines Corporation over an approximately 17-year period. Mr. Hovsepian is also chairman of the board of directors of Ann Taylor Corporation and is a member of the board of directors of ANSYS, Inc. Mr. Hovsepian holds a B.S. from Boston College. We believe Mr. Hovsepian's qualifications to sit on our Board of Directors include his extensive experience as an executive in the technology field.
Brian J. Conway has served as one of our directors since June 2007. Mr. Conway is a Managing Director, and on the executive committee, of TA Associates Management, L.P., or TA Associates, a prominent growth private equity firm, which he joined in August 1984. Prior to his time at TA Associates, Mr. Conway worked in mergers and acquisitions and corporate finance for Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Conway holds an M.B.A. from Stanford University and a B.A. from Amherst College. As a Managing Director of TA Associates, affiliates of which collectively constitute our largest stockholder that acquired a controlling interest in June 2007, Mr. Conway has a thorough understanding of our business and industry and has been instrumental in our development. We believe that Mr. Conway is qualified to sit on our Board of Directors because he brings substantial investing experience in growth-oriented technology companies, having invested in and served on the board of directors of numerous public and private companies.
Peter Gyenes has served as one of our directors since March 2008. On October 27, 2011, the Board elected Mr. Gyenes as the Board's Lead Independent Director. Mr. Gyenes served as the non-executive Chairman of Sophos plc, a privately held global security software company, from May 2006 to September 2012, when he was named lead independent director. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential Software Corporation, or Ascential, a market leader in data integration software, and its predecessor companies VMark Software, Ardent Software and Informix, from 1996 until it was acquired by IBM in May 2005. Mr. Gyenes also serves on the boards of directors of EnerNOC, a provider of energy management solutions, RealPage, Inc., a provider of property management software, Pegasystems, Inc., a provider of business process management software and services, VistaPrint Limited, a global e-commerce provider of marketing services to small business, and Epicor Software Corporation, a provider of software solutions to the manufacturing, distribution, retail and services industries. In addition, Mr. Gyenes served on the boards of directors of Lawson Software, Inc., a provider of enterprise applications software from 2006 to 2011, Applix, Inc., a business intelligence software company from 2000 to 2007, BladeLogic, Inc., a data center automation company, from 2006 to 2008, Netezza Corporation, or Netezza, a provider of data warehouse appliances, from 2008 to 2010, and webMethods, Inc., an enterprise integration software business, from 2005 to 2007. Mr. Gyenes holds an M.B.A. and a B.A. from Columbia University. We believe that Mr. Gyenes is qualified to sit on our Board of Directors because he brings over 40 years of experience in technology, sales, marketing and general management within the computer systems and software industry in the Americas, Europe and Asia/Pacific. He currently serves and has served on the board of directors of public and private companies and has extensive experience with strategic acquisitions and divestitures, team building and corporate governance.
Class I Directors Whose Terms Expire in 2014
Thomas Hale has served as one of our directors since April 2008. Mr. Hale has served as the Chief Product Officer of Homeaway.com, Inc., a private software firm, since July 2010. Mr. Hale has served as the Chief Product Officer of Linden Lab, a private software firm, from October 2008 to June 2010. Mr. Hale served as an Entrepreneur in Residence at Redpoint Ventures, a venture capital firm, from December 2007 to October 2008 where he engaged with many companies that comprise the technology and competitive landscape relevant to us. Mr. Hale was Senior Vice President/General Manager of the Knowledge Worker business unit, of Adobe, Inc., or Adobe, a software firm, where he was in charge of strategy and execution for core Adobe franchises like Adobe Acrobat and Acrobat Connect Professional, a flash-based web conferencing solution, from October 2005 to October 2007. From April 1995 to October 2005, Mr. Hale was Senior Vice President/General Manager of the communications, publishing and training division at Macromedia, Inc., or Macromedia, which was later acquired by Adobe, where he led the company into the web collaboration market with its first software-as-a-service offering. At Macromedia, Mr. Hale served as an executive officer where he participated in the operations, governance, and administration of a public company of a similar scale to us. Mr. Hale holds a B.A. from Harvard University. We believe that Mr. Hale's qualifications to sit on our Board of Directors include his extensive experience in enterprise collaboration, content and document management and software-as-a-service, encompassing operating disciplines ranging from product development, strategy, sales and marketing and operations.
J. Chris Scalet has served as one of our directors since April 2011. Since October 2012, Mr. Scalet has served as the President and Chief Executive Officer of HMA, LLC, a technology and advisory services company he founded. Prior to HMA, Mr. Scalet served as Executive Vice President, Global Services and Chief Information Officer at Merck, a global research-driven pharmaceutical company headquartered in Whitehouse Station, New Jersey, from March 2003 until his retirement in July 2012. Prior to joining Merck, Mr. Scalet was senior vice president, information technology and Chief Information Officer at International Paper from 1998 to 2003 and Vice President, Information Technology and Chief Information Officer at MAPCO, Inc. from 1993 to 1997. In addition, Mr. Scalet served on the board of directors of Netezza, a provider of data warehouse appliances, from June 2009 to November 2010. Mr. Scalet has a B.S. in Operations Research and Computer Science from Oklahoma State University. He also completed an Executive Development Program at the Kellogg School of Management at Northwestern University. We believe that Mr. Scalet's leadership experience and deep knowledge of information technology and services, as well as his expertise in complex global enterprises, will add valuable insight to our board our directors as we continue to drive growth within our Enterprise principal market.
Class II Directors Whose Terms Expire in 2015
Habib Kairouz has served as one of our directors since 2001. Mr. Kairouz is a Managing Partner of Rho Capital Partners, Inc., or Rho, an investment and venture capital management company, which he joined in 1993. Prior to joining Rho, Mr. Kairouz worked for five years in investment banking and leveraged buyouts with Reich & Co. and Jesup & Lamont. Mr. Kairouz also serves on the boards of directors of Bluefly, Inc. and ReachLocal, Inc., both companies presently listed on NASDAQ, and other private companies. In addition, Mr. Kairouz served on the board of directors of iVillage Inc., a NASDAQ-listed company, from 1998 until it was acquired in 2006 by NBC Universal. Mr. Kairouz holds an M.B.A. from Columbia University and a B.S. from Cornell University. We believe Mr. Kairouz's qualifications to sit on our Board of Directors include his substantial experience in the development of technology companies, having served on the board of directors on various public and private companies. As a Managing Partner of Rho Capital Partners, Inc., one of our largest stockholders since 2001, Mr. Kairouz has been crucial to our success during his long tenure on our Board of Directors.
Robert C. McBride has served as one of our directors since June 2008. Mr. McBride served as the Chief Financial Officer of Iona Technologies, a public software and services company, from February 2006 until his retirement in February 2008. From June 2001 to September 2005, Mr. McBride was the Vice President and Chief Financial Officer of Ascential, a public company and leading provider of enterprise data integration software, which was acquired by IBM in May 2005. Prior to that, Mr. McBride spent 17 years at Data General Corporation (now part of EMC Corporation) where he held various roles of increasing responsibility, including Vice President, Chief Administrative Officer, Corporate Controller and Corporate Treasurer, among other senior financial management positions. He served on the board of directors of Arbor Networks, a private U.S.-based network security products, services and solutions company, until its sale in 2010. Mr. McBride holds an M.B.A. from Washington University and a B.A.

from Ohio Wesleyan University. Based on Mr. McBride's over 35-year record of serving on the boards of directors of several companies and his prior public company experience as Chief Financial Officer of Ascential, Iona Technologies and various other financial management positions with large software and technology companies, we believe Mr. McBride is qualified to sit on our Board of Directors and is able to provide valuable input into our strategic and financial affairs, as well as other matters.
Patrick J. Wack, Jr. has served as one of our directors since March 2002 and has served as the Chairman of our Board of Directors since September 2007. Mr. Wack has served as a Venture Partner and independent consultant to Rho Capital Partners, Inc. since December 2008. Mr. Wack served as our President and Chief Executive Officer from March 2002 to August 2007, our Executive Vice President of Business Development from September 1999 to January 2002, and our Chief Operating Officer from July 1997 to September 1999. Prior to Intralinks, Mr. Wack was a director and Chief Operating Officer of Professional Sports Care Management, Inc., a publicly-traded provider of outpatient physical therapy services. In addition to Intralinks, Mr. Wack presently serves on the board of directors of several private companies. Mr. Wack holds a B.S. from Princeton University. Because of Mr. Wack's long history with us and strong leadership and management background, we believe he is ideally qualified to serve as our Chairman.
Composition of our Board of Directors
Our Board of Directors currently consists of eight members, all of whom except for Messrs. Hovsepian and Scalet were initially elected pursuant to the board composition provisions of our stockholders agreement, which is described under “Certain Relationships and Related Party Transactions — The Merger and Related Agreements — Stockholders Agreement” in this proxy statement. These board composition provisions terminated immediately prior to the closing of our initial public offering on August 11, 2010 and there are no further contractual obligations regarding the election of our directors. On February 4, 2011, our Board of Directors approved the Intralinks Holdings, Inc. Policy Governing Director Qualifications and Nominations, which the Board of Directors used as the basis for the nomination and appointment of Mr. Scalet in April 2011. For more information regarding the Company's Policy Governing Director Qualifications and Nominations, see “Corporate Governance - Nomination of Director Candidates” in this proxy statement.
Director Independence.  Our Board of Directors has determined that all members of the Board, except Messrs. Hovsepian and Wack, are independent, as determined in accordance with the rules of the New York Stock Exchange, or the NYSE, and the SEC. The composition and functioning of our Board of Directors and each of our Board committees complies with all applicable requirements of the NYSE and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.
Staggered Board.  Our Board of Directors is divided into three staggered classes of directors of the same or nearly the same number and each director is assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The initial terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2013 for Class III directors, 2014 for Class I directors and 2015 for Class II directors.
Our amended and restated certificate of incorporation and amended and restated by-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of our Board of Directors.
Board Leadership Structure and Risk Oversight
The positions of Chairman of the Board and Chief Executive Officer are presently separated and have historically been separated at Intralinks. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. In addition, on October 27, 2011, the Board amended the Intralinks Holdings, Inc. Corporate Governance Guidelines to provide that, at such times when the Chairman of the Board is not an independent director, the Board will appoint an independent director as the Lead Independent Director to preside at all executive sessions of the independent directors and at all meetings at which the Chairman is not present, and to bear such further responsibilities as the Board may designate from time to time. We believe this change further emphasizes our belief that the Board should provide independent oversight of management.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended 2012. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The Board of Director's role in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the Board committees below and in the charters of each of the Board committees. The full Board of Directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on Intralinks, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant Board committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Committees of our Board of Directors
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our Board of Directors. All of our Board committee charters are available on our corporate website at www.intralinks.com under the “Investors” tab. The composition and functioning of all of our Board committees complies with all applicable rules, regulations and requirements of the Sarbanes-Oxley Act of 2002, the NYSE and the SEC.
Audit Committee.  Messrs. Gyenes, Hale, McBride and Scalet currently serve on our audit committee, which is chaired by Mr. McBride. Our Board of Directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and the NYSE. Our Board of Directors has designated Mr. McBride as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee's responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon its review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.
Compensation Committee.  Messrs. Conway, Gyenes, Kairouz and McBride currently serve on our compensation committee, which is chaired by Mr. Gyenes. Our Board of Directors has determined that each member of the compensation committee is “independent” as that term is defined in the applicable rules of the SEC and the NYSE. The compensation committee's responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our incentive-based and equity-based compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the Board of Directors corporate succession plans for the chief executive officer and other key officers.
Nominating and Corporate Governance Committee.  Messrs. Conway, Gyenes, Kairouz and Scalet currently serve on our nominating and corporate governance committee, which is chaired by Mr. Gyenes. Our Board of Directors has determined that each member of the nominating and corporate governance committee is “independent” as that term is defined in the applicable rules of the NYSE. The nominating and corporate governance committee's responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board and Board committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each Board committee;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors and management.
Our Board of Directors may from time to time establish other Board committees.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has at any time during our last fiscal year been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
Communications with Directors
The Board welcomes your questions and comments. Anyone who wishes to communicate directly with our Board of Directors or an individual member of the Board of Directors may do so by sending such communication by U.S. Mail (including courier or expedited delivery service) addressed to the Chairman of the Board, as a representative of the entire Board of Directors, or to:

Intralinks Holdings, Inc.
c/o General Counsel and Secretary
150 East 42nd Street, 8th Floor
New York, NY 10017
All communications and concerns will be forwarded to our Board, our non-management directors as a group or our Chairman of the Board, as applicable.

CORPORATE GOVERNANCE
Corporate Governance Guidelines, Committee Charters and Disclosure of Corporate Information
On August 3, 2010, the Board approved the Intralinks Holdings, Inc. Corporate Governance Guidelines, or the Corporate Governance Guidelines. In addition, our audit committee, compensation committee and nominating and corporate governance committee each operates in accordance with a charter that has been adopted by the Board. On October 27, 2011, the Board amended the Corporate Governance Guidelines to provide that, at such times when the Chairman of the Board is not an independent director, the Board will appoint an independent director as the Lead Independent Director to preside at all executive sessions of the independent directors and at all meetings at which the Chairman is not present and to bear such further responsibilities as the Board may designate from time to time. The Corporate Governance Guidelines, together with the Board committee charters, provide the framework for the governance of the Company. You may view our Corporate Governance Guidelines and the Board committee charters on our corporate website at www.intralinks.com under the “Investors” tab.
In today's environment, we recognize that our stockholders and potential investors look to the internet and social media as sources of information about us and we believe that these resources represent important communications channels for us. As a result, in addition to our filings with the SEC and the press releases we issue from time to time, we have used and intend to continue to use our corporate website, www.intralinks.com, our company blog, http://www.intralinks.com/blog, our Facebook page, www.facebook.com/IntraLinks, our LinkedIn page, www.linkedin.com/company/7994, our YouTube channel, http://www.youtube.com/user/IntraLinksInc, and our Twitter account, @intralinks, to disseminate information about our Company, our financial performance, our business and our service offerings, including information that could be deemed to constitute material non-public information. We therefore invite our stockholders, potential investors, the media and others interested in our Company to visit these social media platforms and websites.
Code of Business Conduct and Ethics
On August 3, 2010, the Board approved our Code of Business Conduct and Ethics, or the Code of Ethics, which applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Ethics was developed as part of our commitment to enhancing our culture of integrity and our corporate governance policies. The Code of Ethics is available on our corporate website at www.intralinks.com under the “Investors” tab. We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website.
U.S. Foreign Corrupt Practices Act and U.K. Bribery Act
On October 27, 2011, the Board approved our Statement of Company Policy on the Prevention of Corruption and Bribery, or the FCPA Policy. The purpose of the FCPA Policy is to help ensure that we and our directors, officers and employees strictly comply with the law in all countries in which the Company operates by prohibiting corrupt and other improper payments in the conduct of the Company’s international business including (i) the Foreign Corrupt Practices Act of 1977, as amended, a provision of the United States Securities and Exchange Act of 1934; (ii) the U.K. Bribery Act of 2010; and (iii) the anti-corruption laws and regulations of other countries in which the Company operates.
Anti-Fraud
On October 27, 2011, the Board approved our Statement of Company Policy on Fraud and the Prevention of Fraud, or the Anti-Fraud Policy. The purpose of the Anti-Fraud Policy is to provide our officers, directors, employees, agents and contractors with key policies and procedures to follow in order to prevent, detect and deter acts or attempted acts of fraud, whether committed against, or on behalf of, the Company.
Nomination of Director Candidates
Policy Governing Director Qualifications and Nominations.  On February 4, 2011, our Board of Directors approved the Intralinks Holdings, Inc. Policy Governing Director Qualifications and Nominations, or the Nominations Policy, which sets forth the process for identifying and evaluating director nominees and the minimum qualifications that an individual must satisfy to be considered for nomination. Under the Nominations Policy, when evaluating a candidate, the nominating and corporate governance committee reviews the candidate’s experience, skills and personal qualities. In particular, the nominating and corporate governance committee will consider whether candidates for director possess the following attributes:

•	demonstrated accomplishment in his or her respective field, with superior credentials and recognition;

•	reputation for high standards of integrity, commitment and independence of thought and judgment;

•	significant business or professional experience;

•	exceptional understanding of one or more industries particularly relevant to the business of the Company;

•	availability to devote appropriate time to the affairs of the Company in light of the number of boards on which the nominee may serve; and

•	demonstrated history of actively contributing at board meetings and working well with the other directors.
In addition to these minimum qualifications, the nominating and corporate governance committee recommends that the Board select persons for nomination to help ensure that (1) a majority of the Board will be “independent” in accordance with applicable standards promulgated by the SEC, NYSE or any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company; (2) each of our audit, compensation and nominating and corporate governance committees shall be comprised entirely of independent directors; (3) at least one member of the audit committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC; and (4) all members of the audit committee shall have financial sophistication, including the ability to qualify as “financially literate” under NYSE corporate governance listing standards.
Finally, in addition to any other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the Board, the nominating and corporate governance committee may consider the following factors when selecting and recommending that the Board select persons for nomination:

•	whether the nominee has direct experience in the markets in which the Company operates;

•	whether the nominee is active in professional networks, markets or industries that are relevant to the Company’s business;

•
whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of opinions, perspectives, personal and professional experiences and backgrounds and other differentiating characteristics;

•	whether the nominee has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	whether the nominee is well regarded in the community;

•	the geographic location of the nominee’s principal place of residence or occupation;

•	the extent of the nominee’s present or past experience at the senior management level; and

•	the extent of the nominee’s general understanding of elements relevant to the success of a publicly-traded company.
We do not have a formal diversity policy. However, as part of its evaluation of director candidates and in addition to other standards it may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the nominating and corporate governance committee considers whether each candidate, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. Accordingly, the Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.
Stockholder Nominations.  Our by-laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The nominating and corporate governance committee also reviews, evaluates and proposes prospective candidates for our Board and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Secretary in accordance with the Company’s by-laws and otherwise follow the procedures set forth in the by-laws. Stockholders may contact the Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposals, see “Other Matters — Stockholder Proposals.”
Related Person Transaction Policy
On August 3, 2010, the Board adopted the Intralinks Holdings, Inc. Related Person Transaction Policy, a written policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. For more information regarding these transactions, see “Certain Relationships and Related Party Transactions” in this proxy statement.
Policy Governing Director Attendance at Annual Meetings of Stockholders
Our policy is to encourage all of our directors to be present at our annual stockholder meetings. All of our directors attended our 2012 annual meeting of stockholders.
Board and Committee Meetings
The following table sets forth the number of meetings held during the fiscal year 2012 by the Board and by each committee thereof. During 2012, each of our directors attended at least 75% of the total number of meetings of the Board and of the Board committees of which he was a member during the time he was a member of the Board.

Number of Meetings Held
Board of Directors	6
Audit Committee	12
Compensation Committee	4
Nominating and Corporate Governance Committee	4
Board of Directors’ Evaluation Program
The Board performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the Board of Directors conducts its own self-evaluation, which is reported to the Board of Directors. The Board of Directors retains the authority to engage its own advisors and consultants.

DIRECTOR COMPENSATION
On April 27, 2011, the Board approved the Intralinks Holdings, Inc. Non-employee Director Compensation Policy, or the Director Compensation Policy, effective as of January 1, 2011. The purpose of the Director Compensation Policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber directors who are not employees or officers of the Company or its subsidiaries. Under the Director Compensation Policy, all non-employee directors are paid annual cash retainers as follows:

Annual Retainer
Board:
Chairman	$100,000
Lead Independent Director	$110,000
Members	$40,000
Audit Committee:
Committee Chairman	$25,000
Committee Members	$15,000
Compensation Committee:
Committee Chairman	$15,000
Committee Members	$10,000
Nominating and Corporate Governance Committee:
Committee Chairman	$10,000
Committee Members	$5,000
The annual retainer is paid quarterly in advance. The amount of the annual retainer is ratably reduced in the event of the election of a non-employee director to the Board of the Directors other than in connection with an annual meeting of stockholders.
In addition to the annual cash retainer, all non-employee directors are also eligible to participate in the Company’s stock option and incentive plans. On the effective date of joining the Board of Directors, each newly-elected non-employee director (i.e., each director joining the Board of Directors for the first time) is granted, under the Company’s 2010 Equity Incentive Plan, an award of restricted common stock with a value of $150,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, referred to as an Election Stock Grant. Election Stock Grants vest quarterly over three years from the effective date of joining the Board; provided that, if not already vested, the Election Stock Grant shall fully vest on the date of the third annual meeting of stockholders following the date of grant.
In addition to the Election Stock Grants, on the date of each annual meeting of the Company’s stockholders, each non-employee director (including any newly-elected director who has received an Election Stock Grant) shall be granted, under the Company’s 2010 Equity Incentive Plan, an award of restricted common stock with a value of $100,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, referred to as an Annual Stock Grant. The amount of the initial Annual Stock Grant for newly-elected directors shall be ratably increased based on the duration of such directors’ service on the Board of Directors prior to the annual meeting of the Company’s stockholders. Annual Stock Grants shall vest quarterly over one year following the date of the annual meeting of the Company’s stockholders; provided that, if not already vested, the Annual Stock Grant shall fully vest on the date of the first annual meeting of stockholders following the date of grant.
Both the Election Stock Grants and the Annual Stock Grants vest in full immediately upon a change in control of the Company.
The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors or our Board Committees.
We do not pay any compensation for serving on our Board of Directors to any employee directors. Accordingly, our Chief Executive Officer, Ronald W. Hovsepian, does not receive additional compensation for his service as a member of our Board of Directors.
The following table sets forth a summary of the compensation we paid to our non-employee directors in 2012:

DIRECTOR COMPENSATION TABLE — 2012

Name (1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)		All Other Compensation	Total
Patrick J. Wack, Jr.	$100,000	$100,000	(4)	$—	$200,000
Brian J. Conway	$55,000	$100,000	(4)	$—	$155,000
Peter Gyenes	$150,000	$100,000	(4)	$—	$250,000
Thomas Hale	$55,000	$111,360	(5)	$—	$166,360
Habib Kairouz	$55,000	$100,000	(4)	$—	$155,000
Robert C. McBride	$75,000	$134,075	(6)	$—	$209,075
J. Chris Scalet	$50,000	$168,757	(7)	$—	$218,757

(1)
Mr. Hovsepian has been omitted from this table because he received no compensation for serving on our Board of Directors. Mr. Hovsepian's compensation as President and Chief Executive Officer for 2012 is detailed in Compensation Discussion and Analysis “— Summary Compensation Table,” “— Grants of Plan-Based Awards,” “— Outstanding Equity Awards” and “— Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2012” below.

(2)	Represents the annual retainer, which is paid on a quarterly basis in advance, earned by the respective director in 2012.

(3)
Amounts reflect the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 -Stock Compensation. For a discussion of the assumptions used in these valuations, see note 12 to our consolidated financial statements for the year ended December 31, 2012, included in our Annual Report on Form 10-K for the fiscal year 2012. See also our discussion of share-based compensation under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year 2012.

(4)
Represents the grant date fair value for (i) a restricted stock award made on July 27, 2011 for 6,068 shares of common stock, 25% of which vested on October 27, 2011 and the balance of which vested in equal quarterly installments in the three quarters thereafter, and (ii) a restricted stock award made on July 19, 2012 for 23,474 shares of common stock, 25% of which vested on October 19, 2012 and the balance of which vests in equal quarterly installments in the three quarters thereafter.

(5)
Represents the grant date fair value for (i) a restricted stock award made on May 20, 2008 for 40,000 shares of common stock, 25% of which vested on April 30, 2009 and the balance of which vested in equal monthly installments over a 42-month period thereafter (subject to full acceleration upon a change in control of the Company), (ii) a restricted stock award made on July 27, 2011 for 6,068 shares of common stock, 25% of which vested on October 27, 2011 and in equal quarterly installments in the three quarters thereafter, and (iii) a restricted stock award made on July 19, 2012 for 23,474 shares of common stock, 25% of which vested on October 19, 2012 and the balance of which vests in equal quarterly installments in the three quarters thereafter.

(6)
Represents the grant date fair value for (i) a restricted stock award made on June 11, 2008 for 100,000 shares of common stock, 25% of which vested on June 30, 2009 and the balance of which vested in equal monthly installments over a 42-month period thereafter (subject to full acceleration upon a change in control of the Company); (ii) a restricted stock award made on July 27, 2011 for 6,068 shares of common stock, 25% of which vested on October 27, 2011 and the balance of which vested in equal quarterly installments in the three quarters thereafter; and (iii) a restricted stock award made on July 19, 2012 for 23,474 shares of common stock, 25% of which vested on October 19, 2012 and the balance of which vests in equal quarterly installments in the three quarters thereafter.

(7)
Represents the grant date fair value for (i) a restricted stock award made on April 27, 2011 for 5,130 shares of common stock, 8.33% of which vested on July 27, 2011 and the balance of which vests in equal quarterly installments over the 11 quarters thereafter; (ii) a restricted stock award made on July 27, 2011 for 7,585 shares of common stock, 25% of which vested on October 27, 2011 and the balance of which vested in equal quarterly installments in the three quarters thereafter; and (iii) a restricted stock award made on July 19, 2012 for 23,474 shares of common stock, 25% of which vested on October 19, 2012 and the balance of which vests in equal quarterly installments in the three quarters thereafter.

Limitation of Liability and Indemnification Arrangements
As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation and amended and restated by-laws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our amended and restated by-laws provide that:

•	we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•
advance expenses, including attorneys’ fees, to our directors and, in the discretion of our Board of Directors, our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have also entered into indemnification agreements with each of our executive officers and directors. These agreements provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
We also maintain general liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These indemnification agreements and insurance coverage may discourage stockholders from bringing a lawsuit against one or more of our directors or officers in the future for any breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

MANAGEMENT
The following table sets forth certain information about our executive officers and key employees as of the date of this proxy statement:

Name	Age	Position(s)
Executive Officers
Ronald W. Hovsepian	52	President, Chief Executive Officer and Director
Derek Irwin	48	Chief Financial Officer
Scott N. Semel	57	Executive Vice President, General Counsel and Secretary
Key Employees
Jose Almandoz	46	Executive Vice President, Business Operations
Frank Brunetti	39	Chief of Staff
Rainer Gawlick	45	Executive Vice President, Sales and Marketing
Jennifer Peterson	46	Senior Vice President, Human Resources
William Schanz	47	Executive Vice President, Global Services and Operations
Fahim Siddiqui	47	Chief Product Officer

The following paragraphs provide information as of the date of this proxy statement about our executive officers and key employees.
Ronald W. Hovsepian — Please see the biographical information provided in the section of this proxy statement entitled “Board of Directors.”
Derek Irwin joined us in September 2012 as our Chief Financial Officer.  Prior to joining us, Mr. Irwin served as the Chief Financial Officer of DoubleVerify Inc., an online media verification and compliance company, since May 2012. From November 2010 to April 2012, he served as the Executive Vice President and Chief Financial Officer of HIT Entertainment, a children's entertainment company acquired by Mattel, Inc. in February 2012. Prior to joining HIT Entertainment, Mr. Irwin spent five years with The Nielsen Company B.V., a marketing and media information company, serving as Senior Vice President of Finance for the Global Media Client Services division from 2009 to 2010, Senior Vice President of Finance for the Business Media division from 2005 to 2006 and again from 2007 to 2008, and Vice President of Transformation from 2006 to 2007. Prior to joining The Nielsen Company, he held senior level financial positions at Ziff Davis Holdings Inc., a media company, Monster Worldwide, Inc., an online job site, and Major League Baseball. Mr. Irwin started his career at Ernst & Young LLP. Mr. Irwin served on the board of directors and audit committee of TheStreet, Inc. from November 2007 to September 2012. Mr. Irwin holds a B.S. in Accounting from Lehigh University and is a certified public accountant.
Scott N. Semel joined us in January 2012 as our Executive Vice President, General Counsel and Secretary. Prior to joining us, from September 2008 to April 2011, Mr. Semel served as Senior Vice President, General Counsel and Secretary of Novell. Prior to his time with Novell, from late 2006 to June 2008, Mr. Semel was Chief Legal Officer and Corporate Secretary of Tele Atlas N.V., a Dutch Euronext company providing digital mapping and navigation solutions. During 2006, Mr. Semel also engaged in the private practice of law with GTC Law Group LLC, a boutique law firm that specializes in IP strategy, mergers and acquisitions, and business and technology transactions. Mr. Semel served as Vice President, General Counsel and Secretary of Ascential Software Corporation, a NASDAQ-listed company providing enterprise data integration, from 2001 through April 2005, when Ascential was sold to IBM, after which Mr. Semel served as Associate General Counsel-Legal Transition Executive at IBM. Prior to that, Mr. Semel served as Vice President, General Counsel and Secretary to NaviSite, Inc., a NASDAQ-listed company. Prior to that, Mr. Semel also served as general counsel to other public and private companies and engaged in the private practice of law.
Jose Almandoz has served as our Executive Vice President, Business Operations since April 2012. Prior to joining us, Mr. Almandoz held various management positions at Novell since 2001. During his tenure with Novell, Mr. Almandoz's positions included Chief of Staff, Chief Information Officer, Vice President, Global Field Operations and Corporate Planning and President and General Manager, Latin America. Prior to his time with Novell, Mr. Almandoz was with Cambridge Technology Partners from October 1996 to June 2001, where his final position was General Manager CRM & eBusiness Latin America. Mr. Almandoz holds a B.S. in Computer Science from Universidad Simon Bolivar and a M.B.A. in Management Engineering from Universidad Metropolitana.

Frank Brunetti has served as our Chief of Staff since February 2011. Prior to this position, Mr. Brunetti held various management positions with the Company since December 1999. From 1997 to 1999, Mr. Brunetti was an Associate with Shattuck Hammond Partners, a financial advisory firm focused on the healthcare industry. From 1996 to 1997, Mr. Brunetti served as an Analyst with Coopers & Lybrand Securities, a division of Coopers which focused on middle market investment banking industry. Mr. Brunetti holds a B.S. in Finance and Accounting, with a minor in Mathematics, from New York University, Leonard N. Stern School of Business.
Rainer Gawlick has served as our Executive Vice President, Sales and Marketing since June 2012. Prior to that, Mr. Gawlick served as our Executive Vice President and Chief Marketing Officer since April 2012. Prior to joining us, Mr. Gawlick served as Chief Marketing Officer of Sophos, Ltd. from August 2008 to April 2012. Mr. Gawlick's prior positions include, from April 2005 to September 2008, Vice President of Worldwide Marketing and Strategy of SolidWorks Corp., and from April 2003 to April 2005, Executive Vice President of Marketing, Customer Support, and Regulatory Affairs at Lightship Telecom, Inc. Mr. Gawlick holds an undergraduate degree in Physics from the University of California, Berkeley and a Ph.D, in Computer Science from the Massachusetts Institute of Technology. Mr. Gawlick has also served as a member of the board of directors of Proto Labs, Inc., a NYSE-listed company, from 2008 to the present.
Jennifer Peterson has served as our Senior Vice President of Global Human Resources since July 2012. Prior to this position, Ms. Peterson served as our Vice President of Human Resources for the Americas since September 2010. Prior to joining Intralinks, Jennifer served as Vice President of Human Resources and Business Operations at Kadient, Inc. (now Qvidian), a sales enablement and proposal automation software company, from 2005 to 2010, where her responsibilities included marketing operations and client services. Ms. Peterson holds a B.A. in Sociology from Franklin and Marshall College.
William Schanz has served as our Executive Vice President Global Services and Operations since April 2011. Prior to joining us, Mr. Schanz served as Vice President, Business-to-Business Service Delivery at Sterling Commerce from April 2007 to April 2011. Sterling Commerce, a subsidiary of AT&T that was acquired by IBM in 2010, was a market leader in business-to-business commerce integration, secure file transfer, and multi-channel selling. From February 1995 to April 2007, Mr. Schanz also held various management positions at IBM, a global technology leader providing hardware, software and services. Mr. Schanz holds a B.S. in Business Administration from LeMoyne College.
Fahim Siddiqui has served as our Chief Product Officer since June 2011. Prior to this position, Mr. Siddiqui served as our Executive Vice President of Product and Operations from January 2008 to June 2011. Prior to joining us, Mr. Siddiqui served as Chief Executive Officer at Sereniti, a privately held technology company, from February 2004 to January 2008. From January 2001 to February 2004, Mr. Siddiqui was the Managing Partner of K2 Software Group, a technology consulting partnership providing product solutions to companies in the high tech, energy and transportation industries with clients including Voyence, Inc., E-470 Public Highway Authority and Tellicent, Inc. Mr. Siddiqui holds a B.S. in Computer Science from Iowa State University, an M.S. in Computer Science from the University of Missouri, Kansas City and an Executive M.B.A. from Brown University and IE Business School.

ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 2)
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Board of Directors is asking our stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of the Company's named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED:
That the stockholders of Intralinks Holdings, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Company's 2013 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within Proposal No. 2 (Advisory vote on the compensation of our named executive officers) of the Company's proxy statement.

The Company urges you to read the Compensation Discussion and Analysis included in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide additional details about the 2012 compensation of the named executive officers whose compensation is disclosed in this proxy statement. We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.
The vote regarding the compensation of the named executive officers described in this Proposal No. 2, referred to as a “say-on-pay advisory vote,” is advisory, and is, therefore, not binding on the Company or our Board of Directors. Although non-binding, our Board of Directors values the opinions that stockholders express in their votes and will review the voting results and take them into consideration, as the Board deems appropriate, when making future decisions regarding our executive compensation programs. The 2012 advisory vote regarding the compensation of our executive officers in 2011 received very strong support from stockholders, garnering a 97.9% affirmative vote.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses our executive compensation policies and arrangements as they relate to the following individuals to whom we refer as our named executive officers for the fiscal year ended December 31, 2012:

•	our President and Chief Executive Officer, Ronald W. Hovsepian;

•	our Chief Financial Officer, Derek Irwin;

•	our Executive Vice President, General Counsel and Corporate Secretary, Scott N. Semel;

•	our former Executive Vice President of Business and Legal Affairs, David Curran, who resigned from his role as an executive officer on January 27, 2012 and from the Company on March 31, 2012; and

•	our former Chief Financial Officer and Chief Administrative Officer, Anthony Plesner, who resigned from the Company on September 1, 2012.
The following discussion should be read together with the compensation tables and related disclosures set forth below.
Executive Summary
We are a leading global Software-as-a-Service, or SaaS, provider of inter-enterprise content management and collaboration solutions. With that in mind, we designed, and intend to modify as necessary, our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. To support these compensation objectives, we strive to provide a competitive total compensation package to our executive officers that we believe:

•	links executive compensation to the achievement of near-term corporate targets as well as long-term business objectives and strategies;

•	increases the proportion of compensation that is “at risk” as an executive’s level of responsibility increases, but without encouraging excessive or unnecessary risks;

•	provides our executives with total compensation opportunities that are competitive for comparable positions at companies with whom we compete for talent;

•	aligns the interests of our executive officers with those of our stockholders and supports the strategic direction of our business;

•	encourages behavior consistent with our values and reinforces ethical business practices;

•	reflects the level of accountability and future potential of each executive and the achievement of outstanding individual results; and

•	reflects internal pay equity ensuring team behavior consistent with the requirement for cross-organizational superior results.
We use a combination of base salary, annual cash incentive compensation programs and a long-term equity incentive compensation program to create a competitive compensation package for our executive management team. The table below describes each element of the program and its link to our compensation objectives.

Compensation Objectives
Compensation Element	Attract and retain highly-qualified executive talent	Incentivize achievement of our overall business objectives	Differentiate rewards based on individual performance	Incentivize and reward long-term performance in alignment with stockholders’ interest
Base Salary	✓
Annual Cash Incentive Plan	✓	✓	✓
Stock Options	✓			✓
Restricted Stock Awards	✓			✓
Benefits, Perquisites, and Other Compensation, including severance and change-in-control arrangements	✓

A significant portion of executive compensation is performance-based, subject to increase when results exceed corporate targets, reduction when results fall below target and elimination if results do not achieve threshold levels of performance. We consider options to be performance based compensation because they only have intrinsic value if the Company's share price goes up over time. The performance measures used in our compensation programs include bookings, revenue and free cash flow, which is calculated by subtracting capital expenditures from non-GAAP (generally accepted accounting principles in effect in the U.S.) adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). Please refer to the notes to the table of performance objectives below for an explanation of how we calculated our performance measures that are non-GAAP financial measures.
The following charts set forth the total compensation paid to our current named executive officers, Messrs. Hovsepian, Irwin and Semel, for the year ended December 31, 2012, as well as the portion of total 2012 compensation that was performance based, determined in each case based on the amounts set forth in the Summary Compensation Table included below.
Ronald W. Hovsepian
Other Current Named Executive Officers as a Group
2012 Executive Compensation Decisions
2012 was the year in which we began to transform the Company. During the year, we diagnosed the Company's business and refined the Company's strategic plan, which we are now executing against to drive future growth.  In the face of market and general economic challenges, we demonstrated year-over-year growth in revenue, with 2012 bookings at a level similar to our 2011 performance. The Company made significant changes to its Executive Leadership Team, including the hiring of a new General Counsel, Chief Financial Officer, Executive Vice President of Sales and Marketing and Executive Vice President of Business Operations and the promotion of a Senior Vice President of Human Resources, and completed a business strategy review focused on exploring long-term growth opportunities and setting the future direction of the Company. We have made significant progress in validating our market opportunities and aligning the Company to address them effectively. We also were able to execute components of our business strategy, with particular emphasis on improving market coverage and overall market share in our strategic transactions business. Additionally we have continued to enhance our service offerings, with new capabilities and improved functionality, including the launch of a new service offering, Intralinks VIA™, in February 2013. Intralinks has a robust technology platform, a leadership position in several markets and a strong financial position and positive cash flow that will allow for increased investments in the business to accelerate long-term revenue growth and create shareholder value. This solid foundation reflects the efforts of all of our employees in 2012. In 2012, we met or exceeded all threshold levels within our annual cash incentive plan and the compensation committee of our Board of Directors approved proportional payouts under our annual cash incentive plan based on this level of performance. For more detail on these compensation decisions, please see the discussion below under the heading “Annual Incentive Compensation.”

In order to attract and retain highly qualified executive talent, our compensation committee generally strives to provide base salaries for each of our named executive officers at or near the median base salary amount of similarly situated executives in our peer group, as determined by the compensation committee's outside compensation consultant. Based on the above criteria, following its annual evaluation of salaries in 2012 for our named executive officers, our compensation committee decided to maintain the cash compensation levels of Messrs. Hovsepian and Plesner. The compensation committee set the rates of base salary for 2012 for Messrs. Semel and Irwin in connection with their hires and Mr. Curran was no longer an executive officer of the Company the when the compensation committee reviewed named executive officer compensation for 2012.
In addition to the cash compensation earned by our named executive officers, the compensation committee considers additional equity grants to our named executive officers on an annual basis.
In connection with his new-hire employment package, Mr. Hovsepian's employment agreement entitled him to an initial equity grant comprised of 1,300,000 stock options (awarded in December 2011) and a 500,000 share restricted stock award (awarded in February 2012), the latter of which is tied to the achievement of certain performance targets. Mr. Hovsepian's stock option award has a strike price of $6.05 per share. Mr. Hovsepian's performance share award is divided into four tranches of 125,000 shares, with the vesting of each tranche subject to the Company's common stock attaining, within five years from the grant date, a price of $15, $20, $25, and $30 per share, respectively, for 20 consecutive trading days. Upon meeting the respective performance vesting condition, each tranche then vests in equal quarterly installments over a one-year period subject to Mr. Hovsepian's continued employment with the Company. The design of this award provides clear alignment with shareholder interests and a strong incentive to create sustainable shareholder value.
In connection with his new-hire employment package, Mr. Semel's employment agreement entitled him to an initial equity grant comprised of 90,000 stock options and 45,000 restricted stock units (awarded in February 2012). Mr. Semel's stock option award has a strike price of $7.25 per share. Both Mr. Semel's stock options and restricted stock unit awards are subject to vesting over four and a half years.
In connection with his new-hire employment package, Mr. Irwin's employment agreement entitled him to an initial equity grant comprised of 300,000 stock options (awarded in September 2012). Mr. Irwin's stock option award has a strike price of $6.65 per share and is subject to vesting over four years
Because they were newly hired, no annual stock option grants were made to Messrs. Hovsepian and Semel during the 2012 annual grant cycle. Further, Mr. Plesner did not receive an additional grant during the 2012 annual grant cycle. Neither Mr. Irwin nor Mr. Curran received an annual equity award in 2012 as neither individual was employed by the Company at the time of this compensation committee determination. In determining the size of annual equity awards, the compensation committee considers peer group data prepared by the compensation committee's outside compensation consultant, in addition to each executive's performance and prior equity award history.
Executive Compensation Best Practices
Other features of our executive compensation program include:

•	We do not generally provide any perquisites to our named executive officers.

•	We do not offer retirement or pension plans other than our standard 401(k) plan.

•	We do not provide tax gross ups for executives.

•	Our annual cash incentive programs include a cap on maximum payouts set at 140% of “target” incentive levels.

•	Our insider trading policy prohibits our named executive officers from engaging in short sales of Company securities or using Company securities as collateral in margin accounts.

•	The compensation committee has sole authority to engage the service of its outside consultant, ensuring that that it receives independent and unbiased advice and analyses.

•
We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

Consideration of 2012 Advisory Vote on Executive Compensation
In 2012, the Company asked its shareholders, through an advisory vote, to approve the compensation of the named executive officers in the 2011 fiscal year, as described in its 2012 proxy statement. The 2012 advisory vote received very strong support from stockholders, garnering a 97.9% affirmative vote. The compensation committee considered the vote and other input received from stockholders and made no significant changes to its compensation decisions and policies for 2012 in light of that strong support and because generally it continued to find the existing approach appropriate for business in the then-current market environment. The compensation committee will, in consultation with its outside compensation consultant, consider changes to the Company's executive compensation program as appropriate in response to input from stockholders and evolving factors such as the nature of the Company's business environment and the competition the Company faces for attracting and retaining talent.
Role of Compensation Committee and Executive Officers
Our executive compensation program is administered by the compensation committee of our Board of Directors. Our compensation committee operates under a written charter adopted by the Board of Directors, which provides that the compensation committee has overall responsibility for overseeing our executive compensation policies, plans and programs, reviewing our achievements as a company and the achievements of our individual officers and determining the type and level of compensation of our Chief Executive Officer, our other executive officers and our directors. In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals.
For executive officers other than our Chief Executive Officer, the compensation committee typically seeks and considers input from our Chief Executive Officer regarding such executive officers' responsibilities, performance and compensation. Specifically, our Chief Executive Officer makes recommendations regarding base salary increases, incentive compensation and the grant of stock options and other equity awards to our other named executive officers. These recommendations reflect compensation levels that our Chief Executive Officer believes are qualitatively commensurate with an executive officer's individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as our Company's performance and the market for the position. Our Chief Executive Officer also generally participates in our compensation committee's deliberations about executive compensation matters. However, Mr. Hovsepian has not participated in the deliberation or determination of his own compensation. Our compensation committee considers our Chief Executive Officer's recommendations with respect to the other officers, but is not required to follow any of his recommendations and may adjust his recommendations up or down as it determines in its discretion. Our compensation committee approves the specific compensation for all of our executive officers.
Role of Compensation Consultant
Our compensation committee has the authority to engage the services of outside consultants and advisors to assist it in making decisions regarding the establishment of our compensation programs and philosophy. The compensation committee retained Pearl Meyer & Partners LLC, or PM&P, as its independent compensation consultant through August 2012, to advise the compensation committee in matters related to executive officer and director compensation. During this engagement, PM&P did not provide any services to us other than the executive compensation services provided to our compensation committee.
To assist our compensation committee in setting appropriate compensation for our executives for the 2012 annual executive officer compensation review process, PM&P provided analyses of base salary, bonus and equity compensation, as well as the severance terms, provided to our executive officers. In connection with its analysis of compensation of our executive officers for 2012, PM&P analyzed compensation data relating to the following 16 U.S.-based technology companies that comprised our 2012 peer group:

Advent Software, Inc.	athenahealth, Inc.	Bottomline Technologies, Inc.
Commvault Systems, Inc.	Concur Technologies, Inc.	Interactive Intelligence, Inc.
Kenexa Corporation	Medidata Solutions, Inc.	NetSuite, Inc.
Qlik Technologies	RealPage, Inc.	S1 Corporation
SuccessFactors, Inc.	Taleo Corporation	Tyler Technologies
Vasco Data Sec Intl, Inc.
In selecting peers, our primary considerations have been: (1) companies with which we compete for executive talent, (2) companies that are similar to us with respect to industry and product offerings, and (3) companies that are comparable to us with respect to revenue and market capitalization. All of the companies in our 2012 peer group were between one-half and two times our revenue size. We may replace some or all of the companies in our compensation peer group with others from time to time due to factors such as merger and acquisition activity, changes in market positions and company size relative to our own, or the emergence of new competitors.
Effective September 2012, our compensation committee retained Radford, an Aon Hewitt company, or Radford, as its independent compensation consultant to advise the compensation committee on matters related to executive officer and director compensation. As part of this engagement, the compensation committee asked Radford to conduct a review of our 2012 peer group, make recommendations for our 2013 peer group and perform market analysis for 2013 compensation planning purposes. In addition, the Company provides data for and subscribes to an off-the-shelf survey titled the Radford Global Technology Compensation Survey. Our management team uses data from this report for non-executive compensation planning purposes. Radford does not provide any services to us other than the executive compensation consulting services provided to our compensation committee and the sale of the off-the-shelf survey used by our management team as described above.
In 2012, at the compensation committee's request, Radford conducted an analysis of our 2012 peer group. Based on this review, the compensation committee determined to remove four of the companies included in our 2012 peer group as they had been acquired by larger companies and therefore no longer met our selection criteria. The compensation committee also confirmed the continued inclusion in our peer group for 2013 executive compensation purposes, referred to as our 2013 peer group, of the remaining 12 named peers from our 2012 peer group. Based on Radford's recommendations, the compensation committee also expanded our list of named peers by 11 additional companies who were recommended following a review of industry lists (SaaS companies) and peer group overlap based on their status as labor market and business competitors. The resulting 2013 peer group list, which is set forth below, includes a total of 23 named peers. We believe that this larger peer group is appropriate as it allows for greater continuity in future years if any of the named peers are disqualified as a result of acquisition or other factors.
Based on our talent strategy, which is focused on attracting and retaining executives with the experience and capability to lead long-term sustainable growth, the companies selected for our 2013 peer group include a range of smaller, comparable, larger and more complex companies that represent realistic labor market competitors. Specifically, our peer group selection criteria included:

•	Companies that are similar with respect to industry, product offering and business model; and

•	Companies of comparable complexity based on:

◦	Revenue — targeted companies range between one-third times to three times our trailing twelve month revenues; and

◦	Market Capitalization — targeted companies range between one-third times to three times our current market value.
In selecting our 2013 peer group, we also considered the perspectives of corporate governance industry leaders.
The resulting 2013 peer group used for the market analysis from which our compensation committee set executive officer compensation for 2013 is:

Actuate	Advent Software, Inc.	Aspen Technology
athenahealth, Inc.	Blackbaud	Bottomline Technologies
BroadSoft	Commvault Systems, Inc.	Concur Technologies, Inc.
Constant Contact	DealerTrack Holdings	Interactive Intelligence, Inc.
Jive Software	LogMeIn	Manhattan Associates
Medidata Solutions, Inc.	NetSuite, Inc.	Qlik Technologies
RealPage, Inc.	Solar Winds	Tyler Technologies
VASCO Data Sec Intl, Inc.	Websense
Elements of Compensation
The elements of our executive compensation program include the following:

•	base salary;

•	annual performance-based incentive cash compensation;

•	stock incentive programs, such as stock options and restricted stock; and

•	severance and change in control arrangements.
In addition, we provide our executives with benefits that are generally available to our U.S.-based salaried employees, including medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) plan. We also offer to all of our U.S.-based employees, including our executive officers, a company match under our 401(k) plan.
Our compensation committee has not established any formal policies or guidelines for allocating compensation between current and long-term equity compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short-term and long-term goals and objectives, our compensation committee relies on its judgment rather than adopting a formulaic approach to compensatory decisions. However, we generally strive to manage base compensation at or near the market median for our peer group, with strong rewards via our cash and stock incentive programs when results exceed our corporate targets and, conversely, reduction (or elimination) when results fall below our corporate targets.

Base Salary
We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salary also provides guaranteed cash compensation to secure the services of our executive talent. The base salaries of our named executive officers are primarily established based on the scope of their responsibilities, experience, performance and contributions, taking into account comparable company data provided by the compensation consultant retained by our compensation committee and based upon our compensation committee's understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. We may also increase the base salary of an executive officer at other times if a change in the scope of the executive's responsibilities, such as a promotion, justifies such consideration. Executive officer base salaries are generally set at levels that are proportionately higher than other managers in our company to recognize their greater role in our success and additional roles and managerial responsibilities. We typically review the base salaries of our named executive officers annually.
We believe that a competitive base salary relative to the companies with which we compete for executives is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Accordingly, our compensation committee generally strives to provide base salaries for each of our executive officers at or near the median base salary amount of similarly situated executives in our peer group.
Based on the above criteria, following its annual evaluation of salaries in 2012 for our named executive officers, our compensation committee determined not to adjust the base salary of Mr. Plesner, which remained at $300,000. Mr. Curran's compensation was not reviewed in 2012 as he was no longer an executive officer of the Company at the time of this compensation committee determination.
Following an arms-length negotiation with Mr. Hovsepian in connection with his hire as Chief Executive Officer in December 2011, the Board and compensation committee set his base salary at $475,000 for 2012. The Board and compensation committee considered competitive data in setting this base salary at a level between the market 50th and 75th percentiles as compared to chief executive officers among our peer companies, and considered the base salary level to be a necessary inducement to recruit Mr. Hovsepian.
Upon hire, the compensation committee of our Board of Directors established a 2012 base salary of $280,000 for Mr. Semel and $310,000 for Mr. Irwin. In both cases, the compensation committee considered competitive data (per PM&P market analyses) at a level between the market 50th and 75th percentile for their respective roles. The compensation committee considered these base salary levels to be necessary inducements to recruit Messrs. Semel and Irwin.
Annual Incentive Compensation
We believe that some portion of annual cash compensation for our named executive officers and other key employees should be contingent upon successful company performance. Therefore, our named executive officers and other key employees are eligible to receive annual cash incentive compensation, referred to as a performance bonus, which is generally tied to overall company performance. Our compensation committee established a cash incentive compensation program consistent with the foregoing principles.
In connection with our initial public offering, we adopted a Senior Executive Incentive Bonus Plan for use in 2010 and future fiscal years. Each year, we adopt an Annual Incentive Plan which falls under our Senior Executive Bonus Plan that includes corporate performance metrics and target bonus information for our named executive officers and other key employees. On an annual basis, each eligible named executive officer will be eligible for an annual target performance bonus award under that year's Annual Incentive Plan that is tied to attainment of corporate performance targets for that year. Each year, within the first 90 days of the year, our compensation committee will select the applicable corporate performance metrics for the fiscal year, which may include some or all of the following: cash flow (including, but not limited to, operating cash flow and free cash flow); revenue (including, but not limited to, total company revenue and revenue in specific industries or use cases); bookings; EBITDA (earnings before interest, taxes, depreciation and amortization); net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our common stock; acquisitions or strategic transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense, margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of our common stock; or any of these metrics in comparison to a peer group.
Earnings under each Annual Incentive Plan are based on achievement of each financial performance metric established for that year and begin at established thresholds based on peer group norms. Our 2012 Annual Incentive Plan provided that no awards would be made unless the Company achieved at least 75% of the free cash flow target and at least 85% of the bookings and revenue targets and, thereafter, award payouts would increase in a linear fashion to 100% achievement of applicable targets. In addition, the 2012 Annual Incentive Plan provided that additional amounts would be paid (calculated in a linear manner) if the Company exceeded its targets, with a maximum payout of 140% if the Company achieved 110% of its targets. Each performance metric has its own weighting, and earnings are calculated separately based on achievement of each metric. Each eligible executive was required to be employed by the Company, or one of its subsidiaries, on the bonus payment date to be entitled to receive a bonus payment.
Under the 2012 Annual Incentive Plan, each of our named executive officers had an annual performance bonus target based upon a percentage of his base salary. The compensation committee set the target performance bonus percentage for each named executive officer based on his position, the compensation committee's knowledge of the market compensation rates for the applicable position and internal pay equity. The compensation committee set these performance target bonus percentages to provide that a substantial portion of each named executive officer's cash compensation would be linked directly to business performance.
The table below illustrates each participating named executive officer’s target bonus percentage, as well as the payout levels associated with various levels of achievement.

		Bonus % of Base Salary when Overall Level Achievement Is ...
Position	2012 Targeted Bonus % of Base Salary	Below Level 1	At Level 1	At Level 2	At Level 3	At Level 4
Ronald W. Hovsepian, President and Chief Executive Officer	100%	0%	35%	70%	100%	140%
Derek Irwin, Chief Financial Officer	60%	0%	21%	42%	60%	84%
Scott N. Semel, Executive Vice President, General Counsel and Corporate Secretary	50%	0%	18%	35%	50%	70%
Anthony Plesner, Former Chief Financial Officer and Chief Administrative Officer	60%	0%	21%	42%	60%	84%
David G. Curran, Former Executive Vice President, Business and Legal Affairs	50%	0%	18%	35%	50%	70%
Our corporate financial goals for 2012 were based on internal financial target levels relating to bookings, revenue and free cash flow. Free cash flow for bonus target purposes is adjusted EBITDA minus capital expenditures. Adjusted EBITDA represents net income (loss) adjusted to exclude (i) interest expense, net of interest income, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation, (vi) amortization of debt issuance costs (vii) loss on extinguishment of our debt and (viii) costs related to public stock offerings. Our compensation committee chose these metrics because they support our objective of achieving growth and have the effect of aligning the interests of our executives with the interests of our shareholders. We believe that bookings is an appropriate measure for annual performance bonuses because it is a representation of the backlog that we anticipate will turn into future revenue. We believe that revenue is an appropriate measure for annual performance bonuses because it provides the executives with an incentive to achieve favorable current results, while also producing long-term growth for our company. We believe that free cash flow, as described above, is an appropriate measure for annual performance bonuses because it is a means of illustrating the operational performance of our business during the applicable period and it requires focus on effective marketing and sales execution, while balancing cost containment, in order to support the growth strategy of the business.
Our Level 1, Level 2, Level 3 and Level 4 targets for each of these financial performance metrics under the 2012 Annual Incentive Plan are illustrated in the table below. In determining annual performance bonuses related to our 2012 performance, our compensation committee assessed the Company's performance for each metric independently of the other metrics. Performance achievement in between levels was determined based on a linear sliding scale.

Performance Metric	Performance Metric Weighting as a % of 2012 Annual Incentive Plan	Performance Metric Targets (in millions)
		1	2	3	4
Bookings	25%	$208.3	$245.0	$255.5	$269.5
Revenue	40%	$193.2	$227.3	$232.2	$238.7
Free Cash Flow	35%	$18.7	$24.9	$31.5	$40.3

Our compensation committee established these financial goals after considering our historical financial performance and internal strategic objectives. Our compensation committee also has the authority to award discretionary cash bonuses to our executive officers and non-executive employees. In addition, when making determinations under the Senior Executive Incentive Bonus Plan, our compensation committee has sole discretion and authority to administer and interpret the plan. Our compensation committee exercised this discretion when determining the level of achievement of the free cash flow metric for 2012, electing to exclude certain one-time and extraordinary expenses related to our entry into an enterprise software license agreement, an engagement for strategic consulting services, our entry into a new strategic partnership, costs of certain leasehold improvements that the landlord is required to reimburse and certain legal and accounting fees.
For the year ended December 31, 2012, we exceeded Level 1 performance for each of the applicable financial measures, with 2013 bookings, revenue and free cash flow (after exclusion of certain non-recurring expenses described above) results of $214.5 million, $216.7 million, $19.9 million, respectively. Based on these results, our named executive officers received the following total cash incentive payments under our 2012 Annual Incentive Plan, with the amounts for Messrs. Semel and Irwin reflecting actual payments, which were pro-rated based on their respective hire dates. Mr. Curran did not receive a cash bonus due to his separation from the Company on March 31, 2012. Mr. Plesner received a post-termination cash bonus of $64,800 per the terms of his Separation and Independent Contractor Services Agreement with the Company, which is described in greater detail below under the heading “Separation Agreements.”

	Actual 2012 Incentive Payout Based on Company Performance
Position	Actual 2012 Annual Incentive Plan Payout	Actual 2012 Incentive Payout as a % of Target	Actual Total Cash as a % of Target Total Cash (1)
Ronald W. Hovsepian, President and Chief Executive Officer	$228,000	48%	74%
Derek Irwin, Chief Financial Officer	$26,040	48%	81%
Scott N. Semel, Executive Vice President, General Counsel and Secretary	$61,600	48%	80%

(1)
The percentages set forth in this column are calculated by dividing the sum of the salary and bonus actually paid to the applicable name executive officer in 2012 by the sum of the named executive officer's base salary and target bonus for 2012.

Stock Awards
Equity based compensation is an integral part of our overall compensation program. We view providing named executive officers with the opportunity to create significant wealth through stock ownership as a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and help align our executives' interests with our stockholders' interests. In addition, the vesting feature of our equity grants contributes to executive retention because this feature provides an incentive to our named executive officers to remain in our employ during the applicable vesting period. These stock-based incentives, which in recent years have consisted solely of stock options, restricted stock awards and restricted stock units, are based on the compensation committee's analysis of relevant compensation information, and were awarded with the intention of keeping the executives' overall compensation, including the equity component of that compensation, at a competitive level in line with the executive's position and reflective of the executive's contribution to our performance.
In 2010, we adopted an equity award grant policy, effective as of our initial public offering on August 5, 2010, that formalizes how we grant equity awards to our executive officers and employees. On April 18, 2012, the compensation committee approved an amendment to this equity award grant policy, establishing an Interim Award Subcommittee and appointing Mr. Hovsepian as the sole member of that subcommittee. Under our equity award grant policy, all grants must be approved by the Board of Directors, our compensation committee or the Interim Award Subcommittee. The Interim Award Subcommittee has the authority to grant equity awards to recently hired employees and those who are recognized for promotion or performance (excluding our executive officers and employees designated as “key employees” in our proxy statement) according to guidelines approved by our compensation committee. All equity awards will be made at fair market value based on the closing market price of our common stock on the effective date of grant. While our current equity incentive plans may permit the granting of equity awards at any time, our equity award grant policy provides that we will generally only grant incentive awards on a regularly scheduled basis, as follows:

•
grants made in connection with the hiring of a non-executive new employee or promotion of an existing employee will be made monthly and will be generally effective and priced on the first trading day of each month; and

•	grants made to existing employees, other than in connection with a promotion or other special recognition event will generally be made, if at all, on an annual basis.
The material terms of our 2010 Equity Incentive Plan, 2010 Employee Stock Purchase Plan and 2007 Stock Option and Grant Plan are described under “Benefit Plans” below.
Typically, in determining the size of annual equity awards, the compensation committee considers peer group data prepared by the committee's outside consultant, in addition to each executive's performance and prior equity award history (considering both unvested and outstanding equity held). Of particular interest to the compensation committee with respect to peer group data is the percentage of outstanding shares given to peer positions, often referred to as “the opportunity approach.” For 2012, no annual equity awards were provided to our named executive officers, as Mr. Curran was no longer employed by the Company and Mr. Plesner had announced his intent to resign at the time the compensation committee considered annual equity awards, and Messrs. Hovsepian, Semel and Irwin had only recently received equity awards as part of their new hire employment packages.
Mr. Hovsepian was hired in December 2011 and his employment agreement entitled him to new hire equity grants comprised of 1,300,000 stock options (awarded in December 2011) and a 500,000 share restricted stock award (awarded in February 2012), that latter of which is tied to the achievement of certain performance targets. Mr. Hovsepian's performance share award is divided into four tranches of 125,000 shares, with the vesting of each tranche subject to the Company's common stock attaining, within five years from the grant date, an average price of $15, $20, $25, and $30 per share, respectively, for 20 consecutive trading days. Upon meeting the respective performance vesting condition, each tranche then vests in equal quarterly installments over a one-year period subject to Mr. Hovsepian's continued employment with the Company or one of its subsidiaries. The design and level of this award, which were determined following an arms-length negotiation with Mr. Hovsepian, provide clear alignment with shareholder interests and a strong incentive to create sustainable shareholder value.
Mr. Irwin was hired in September 2012 and his employment agreement entitled him to an initial equity grant comprised of 300,000 stock options (awarded in September 2012) as part of his new hire package; all of these option shares are subject to a four-year vesting schedule.
Mr. Semel was hired in January 2012 and his employment agreement entitled him to an initial equity grant comprised of 90,000 stock options and 45,000 restricted stock units (awarded in February 2012) as part of his new hire employment package; all of these shares are subject to a four and one half year vesting schedule.
Severance and Change in Control Arrangements
Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers under certain circumstances, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions in connection with a termination following a change in control are appropriate because they will encourage our equity award holders, including our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, we provide our named executive officers with severance packages in consideration of their delivering to us a non-competition agreement that includes a post-employment non-competition period. We believe that offering our named executive officers severance packages enhances the enforceability of the non-competition agreements they provide to us. The compensation committee believes that these non-competition agreements serve to reduce the likelihood that competitors will seek to hire our named executive officers who have significant knowledge about our operations and short- and long-term strategies.
In December 2009, we adopted a Senior Executive Severance Plan that provides participating members of our senior management team, including certain of our current named executive officers (Messrs. Irwin and Semel, but not Mr. Hovsepian), with so-called “double-trigger” change in control benefits that are only payable if a participant is terminated within 12 months following a change in control. Specifically, this plan provides that, upon a termination of employment by the Company or one of its subsidiaries without cause or by the executive for good reason within 12 months following a change in control of the Company, each of our named executive officers and other senior executives is entitled to the following benefits:

•	100% of his or her annual base salary;

•	100% of his or her target bonus for the year in which the termination of employment occurs;

•	continued health benefits for 12 months (or the date upon which such executive is employed by another employer, if sooner); and

•	all of the unvested equity awards assumed in the change of control held by each such terminated individual shall vest in full.
Any executive participating in this plan who would otherwise be entitled to severance benefits under his or her employment agreement in connection with a change in control of our Company will receive the greater of the benefits set forth in his or her employment agreement or the benefits provided under the Senior Executive Severance Plan. In the case of Messrs. Irwin and Semel, their respective employment agreements provide that, upon a change in control, all of the unvested shares under their respective new-hire equity grant or grants will become fully vested upon a change in control. A description of the material terms of the employment agreement of each named executive officer is set forth under “Employment Agreements” below.
Mr. Hovsepian's employment agreement and the Senior Executive Severance Plan contain a “best after-tax benefit” that provides that, to the extent that an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, then the Company shall either pay the executive the full amount due under the agreement or alternatively, reduce his or her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. None of our named executive officers is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control.
In addition, pursuant to the terms of stock option, restricted stock unit and restricted stock award agreements, vesting of equity awards granted to our named executive officers may accelerate if not assumed in connection with a change in control of our Company or, if assumed, upon loss of position or termination of our named executive officers' employment without cause following a change in control. See “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” below.
On January 27, 2012, Mr. Curran resigned from his position as our Executive Vice President, Business and Legal Affairs, continuing for a transition period as a non-executive employee through March 31, 2012, when he resigned from employment. For a description of Mr. Curran's separation agreement, please see the discussion under heading “Separation Agreements” below.
On September 1, 2012, Mr. Plesner resigned from his position as our Chief Financial Officer and Chief Administrative Officer. Upon the termination of his employment, Mr. Plesner agreed to assist in the transition of his responsibilities and continue to support the Company in a consulting capacity through June 30, 2013. For a description of Mr. Plesner's separation agreement, please see the discussion under heading “Separation Agreements” below.
Other Benefits
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) plan, in each case on the same basis as other employees. We also provide a matching contribution under our 401(k) plan to employees generally, including our named executive officers.
We do not generally provide any perquisites to our named executive officers and they do not participate in any retirement or pension plan other than our standard 401(k) plan (including our company match). During 2012, we did, however, reimburse Mr. Curran for an aggregate of $9,750 in housing expenses related to an apartment maintained near our New York City office. Our compensation committee believes that participation in the long-term appreciation in the value of our stock is expected to provide significant retirement value if we perform.
Tax and Accounting Considerations
We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 280G or Section 409A of the Code. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.
For our financial statements, cash compensation, such as salary and bonus, is expensed and for our income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.
Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is “performance-based” under Section 162(m). Under Section 162(m), any compensation paid pursuant to a compensation plan in existence before the effective date of this public offering will not be subject to the $1 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the first meeting of stockholders at which directors are elected after the close of the third calendar year following the year in which the public offering occurs. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the accounting and tax treatment of compensation pursuant to Section 162(m) and other applicable rules is a factor in determining the amounts of compensation for named executive officers.
Summary Compensation Table
The following table shows the compensation paid or to be paid by us and certain other compensation paid or accrued, during the fiscal years ended December 31, 2012, 2011 and 2010 to our named executive officers.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)
Ronald W. Hovsepian . . . . .	2012	475,000	—		2,121,250	—	228,000	4,750	(3)	2,829,000
President and Chief Executive Officer	2011	19,792	—		—	4,269,200	—	—		4,283,792
Derek Irwin . . . . . . . . . . . . .	2012	90,417	47,500	(4)	—	979,530	26,040	—		1,143,487
Chief Financial Officer
Scott N. Semel . . . . . . . . . . .	2012	258,821	—		326,250	360,864	61,600	5,337	(5)	1,012,870
Executive Vice President, General Counsel and Corporate Secretary
Anthony Plesner (6) . . . . . . . . .	2012	200,000	—		—	80,026	—	117,492	(7)	317,492
Former Chief Financial Officer and Chief Administrative Officer	2011	300,000	—		—	1,471,084	—	7,333		1,778,333
	2010	260,800	—		—	638,000	154,524	5,500		1,058,824
David Curran (8) . . . . . . . . . . .	2012	65,000	—		—	170,054	—	224,532	(9)	289,532
Former Executive Vice President Business and Legal Affairs	2011	260,000	—		—	588,432	—	37,500		1,132,950
	2010	66,000	—		1,001,500	—	39,105	—		1,106,605

(1)
The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the stock option awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by the named executive officer. The assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K. See the “2012 Grants of Plan-Based Awards” table for information on stock options granted in 2012. The amounts for fiscal year 2010 were excluded from the Summary Compensation Table of the proxy for fiscal year 2010.

(2)
Represents annual cash incentive compensation under our Senior Executive Incentive Plan for 2012 and 2010. No payments were made under this plan in 2011. See “Annual Incentive Compensation” above for additional details.

(3)	Represents Company 401(k) match for Mr. Hovsepian.

(4)	Mr. Irwin was paid a sign-on bonus in accordance with his employment agreement (which is described in greater detail below under the heading “Employment Agreements”).

(5)	Represents Company 401(k) match for Mr. Semel.

(6)
Mr. Plesner resigned from his position as our Chief Financial Officer and Chief Administrative Officer, effective September 1, 2012. The 2012 option award represents the value of the modification of an award per the terms of Mr. Plesner's Separation and Independent Contractor Agreement.

(7)
Includes Mr. Plesner's consulting fees ($40,000) and 2012 bonus ($64,800) per the terms of his Separation and Independent Contractor Agreement, and payout of accrued and unused vacation time upon separation ($12,692).

(8)
Mr. Curran resigned from his position as our Executive Vice President, Business and Legal Affair, effective January 27, 2012, and as a non-executive employee of the Company or one of its subsidiaries, effective March 31, 2012. The 2012 option award represents the value of the modification of an award per the terms of Mr. Curran's Separation and Independent Contractor Agreement.

(9)
Includes Mr. Curran's consulting fees ($195,000) per the terms of his Separation and Independent Contractor Agreement, housing reimbursement ($9,750), COBRA reimbursement ($14,782), and payout of accrued and unused vacation time upon separation ($5,000).

Grants of Plan-Based Awards
The following table presents information on plan-based awards for the fiscal year ended December 31, 2012 to our named executive officers:
GRANTS OF PLAN-BASED AWARDS IN 2012 FISCAL YEAR

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards (3) ($)
		Threshold ($)	Target ($)	Maximum ($)
Ronald W. Hovsepian	2/1/2012	$166,250	$475,000	$665,000	500,000	—	$—	$2,121,250
Derek Irwin . . . . . . . .	9/17/2012	$65,100	$186,000	$260,400	—	300,000	$6.65	$979,530
Scott N. Semel	2/1/2012	$49,000	$140,000	$196,000	45,000	90,000	$7.25	$687,114

(1)	Reflects the grant date of stock options, restricted stock awards and restricted stock units granted in 2012.

(2)
The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts potentially payable under our 2012 Annual Incentive Plan as implemented, respectively, assuming the performance goals and other conditions were achieved.

(3)
For option awards, this value reflects the grant date fair value as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in the calculation of these amounts are included in note 12 to the Company's audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K.

For 2012, Messrs. Plesner and Curran did not receive any plan based awards due to their respective separations from the Company. In 2012, annual executive officer equity grants were made in August.
Outstanding Equity Awards
The following table sets forth certain information concerning the number of outstanding equity awards held by our named executive officers that were exercisable and unexercisable, or vested and not vested, at December 31, 2012:
OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stocks that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (1) ($)
Ronald W. Hovsepian	325,000	(2)	975,000	(2)	$6.05	12/15/2021	500,000	(3)	$3,085,000
Derek Irwin			300,000	(4)	$6.65	9/17/2022
Scott N. Semel			90,000	(5)	$7.25	2/1/2022	45,000	(6)	$277,650
Anthony Plesner	64,286	(7)	35,714		$6.76	9/30/2013
David Curran							24,107	(8)	$148,740

(1)	The value of accelerated equity awards is based on the closing price of our stock on the New York Stock Exchange on December 31, 2012, which was $6.17.

(2)
Represents a stock option award granted on December 15, 2011 for 1,300,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares vested on December 15, 2012 and the remainder of the shares vest at a rate of 6.25% quarterly thereafter such that the award becomes fully vested on December 15, 2015.

(3)
Represents a restricted stock award granted on February 1, 2012 for 500,000 shares of restricted common stock under our 2010 Equity Incentive Plan. This award is divided into four tranches of 125,000 shares, with the vesting of each tranche subject to the Company's common stock attaining, within five years from the grant date, a price of $15, $20, $25, and $30 per share, respectively, for 20 consecutive trading days. Upon meeting the respective performance vesting condition, each tranche then vests in equal quarterly installments over a one-year period subject to Mr. Hovsepian's continued employment with the Company.

(4)
Represents a stock option award granted on September 17, 2012 for 300,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares vest on September 30, 2013 and the remainder of the shares vest at a rate of 2.08% each month thereafter such that the award becomes fully vested on July 31, 2016.

(5)
Represents a stock option award granted on February 1, 2012 for 90,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares vested on January 31, 2013 and the remainder of the shares vest at a rate of 1.78% each month thereafter such that the award becomes fully vested on July 31, 2016.

(6)
Represents a restricted stock unit award granted on February 1, 2012 for 45,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares vested on January 31, 2013 and the remainder of the shares vest at a rate of 1.78% each month thereafter such that the award becomes fully vested on July 31, 2016.

(7)
Represents a stock option award granted on February 22, 2011 for 100,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares vested on February 29, 2012 and the remainder of the shares vest at a rate of 1.78% thereafter. On August 30, 2012, Mr. Plesner entered into a Separation and Independent Contractor Services Agreement with the Company. Under the terms of and subject to his continued compliance with that agreement, the unvested portion of his restricted stock unit grant received on February 22, 2011 (32,143 unvested shares as of March 31, 2012) shall continue to vest at the rate of 1.78% each month through May 31, 2013 with any remaining unvested portion of the option becoming vested and exercisable as of June 30, 2013, at which time the vesting of the remaining unvested shares will immediately accelerate. As of September 1, 2012, all other unvested stock options held by Mr. Plesner were canceled.

(8)
Represents a restricted stock award granted on November 8, 2010 for 50,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares vested on September 30, 2011 and the remainder of the shares were to vest at a rate of 1.78% each month thereafter. On January 27, 2012, Mr. Curran entered into a Separation and Independent Contractor Services Agreement with the Company. Under the terms of the agreement, the unvested portion of his restricted stock unit grant received on November 8, 2010 continued to vest at the rate of 1.78% each month through January 31, 2013, at which time the remaining unvested shares vested in full. As of March 31, 2012, all other unvested stock options held by Mr. Curran were canceled.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2012
Except as set forth in the following table, no options were exercised, restricted stock or restricted stock units vested, for current named executive officers during the fiscal year ended December 31, 2012:
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
David Curran	—	—	10,714	58,845

(1)	The value realized on vesting of restricted stock is based on the closing price of our common stock on the trading date immediately preceding the date of vesting.
Pension Benefits
None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.
Non-Qualified Deferred Compensation
None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Employment Agreements
Employment Agreement with Mr. Hovsepian
In connection with his appointment as our President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Hovsepian, effective December 15, 2011. Pursuant to the terms of his employment agreement, Mr. Hovsepian will receive an annual base salary of $475,000 and be eligible to receive an annual bonus based on criteria determined by our compensation committee, with the target bonus for 2012 equal to 100% of his annual base salary. Mr. Hovsepian is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company. In addition, pursuant to the terms of the employment agreement and the Company's 2010 Equity Incentive Plan, on December 15, 2011, our

compensation committee granted Mr. Hovsepian a stock option to purchase 1,300,000 shares of common stock, at an exercise price of $6.05 per share, which was the closing price of our common stock on the New York Stock Exchange on the date of grant. This option vests over four years, with 25% of the shares vesting on the first annual anniversary of the grant date and the remaining shares vesting in equal quarterly installments over the following 12 quarters, subject to Mr. Hovsepian's continued employment with the Company. In February 2012, our compensation committee also granted Mr. Hovsepian a performance share award under the 2010 Equity Incentive Plan comprised of 500,000 shares of restricted common stock, with vesting based upon the achievement of specified stock performance and service thresholds. The performance share award is divided into four tranches of 125,000 shares, with the vesting of each tranche subject to the Company's common stock attaining, within five years from the grant date, a price of $15, $20, $25 and $30 per share, respectively, for 20 consecutive trading days. Upon meeting the respective performance vesting condition, each tranche will then vest in equal quarterly installments over a one-year period thereafter, subject to Mr. Hovsepian's continued employment with the Company.
In the event the Company terminates Mr. Hovsepian's employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) an amount equal to twenty-four months' annual base salary at the rate in effect at termination payable in lump sum, plus a prorated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for twelve months (or such sooner date as he begins employment with another employer), (iii) twelve months of accelerated time-based vesting on all of his equity awards subject to the achievement of any performance-based conditions, and (iv) with respect solely to the December 15, 2011 option award, a post-termination exercise period for the vested portion of option awards equal to the earlier of twelve months and the expiration date of the award.
In the event of a change in control of the Company, Mr. Hovsepian's employment agreement provides that any unvested equity awards held by Mr. Hovsepian will fully vest (subject to the achievement of any performance-based conditions). In the event Mr. Hovsepian's employment terminates within one year following a change in control without cause or for good reason (as those terms are defined in his employment agreement), Mr. Hovsepian shall be entitled to (i) a payment equal to 2.5 times the sum of his annual base salary at the rate in effect at termination plus his target annual bonus, (ii) continuation of his health benefits for one year (or such sooner date as he begins employment with another employer) and (iii) full vesting on any remaining unvested equity awards (subject to the achievement of any performance-based conditions).
The Company's obligations under his employment agreement are subject to Mr. Hovsepian's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to Mr. Hovsepian's execution of a general release in favor of the Company.
Employment Agreement with Mr. Semel
In connection with his appointment as our Executive Vice President, General Counsel and Secretary, the Company entered into an employment agreement with Mr. Semel, effective January 27, 2012. Pursuant to the terms of his employment agreement, Mr. Semel will receive an annual base salary of $280,000 and is eligible to receive an annual bonus based on criteria determined by our compensation committee, with the target bonus for 2012 equal to 50% of his annual base salary. Mr. Semel is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company. In addition, pursuant to the terms of his employment agreement and the Company's 2010 Equity Incentive Plan, on February 1, 2012, our compensation committee granted Mr. Semel a stock option to purchase 90,000 shares of common stock at an exercise price of $7.25 per share, which was the closing price of our common stock on the New York Stock Exchange on the date of grant, and an award of 45,000 restricted stock units. Mr. Semel's option and restricted stock unit awards vest over four and a half years, with 25% of the shares under each award vesting on the first annual anniversary of the grant date and the remaining shares vesting in equal monthly installments over the following 42 months, subject to Mr. Semel's continued employment with the Company or one of its subsidiaries.
In the event the Company terminates Mr. Semel's employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) an amount equal to six-months annual base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated time-based vesting on all of his equity awards.
In the event of a change in control of the Company as specified in his employment agreement, the options and restricted stock units granted to Mr. Semel in February 2012 shall vest in full. In the event Mr. Semel's employment is terminated within one year following a change in control without cause or for good reason (as those terms are defined in his employment agreement), Mr. Semel shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below.
The Company's obligations under his employment agreement are subject to Mr. Semel's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.

Employment Agreement with Mr. Irwin
In connection with his appointment as the Chief Financial Officer, the Company entered into an employment agreement with Mr. Irwin, effective September 17, 2012. Pursuant to the terms of his employment agreement, Mr. Irwin will receive an annual base salary of $310,000 and be eligible to receive an annual bonus based on criteria determined by our compensation committee, with his target bonus for 2012 equal to 60% of his annual base salary. In addition Mr. Irwin received a signing bonus of $47,500, which was paid in a lump sum at the time of the Company's regular payroll cycle following the three-month anniversary of his start date. In the event Mr. Irwin voluntarily terminates his employment prior to the 12-month anniversary of his start date, he is required to repay this amount to the Company. Mr. Irwin is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company. In addition, pursuant to the terms of his employment agreement and the Company's 2010 Equity Incentive Plan, on September 17, 2012, our compensation committee granted Mr. Irwin a stock option to purchase 300,000 shares of common stock at an exercise price of $6.65 per share, which was the closing price of our common stock on the New York Stock Exchange on the date of grant. This stock option vests over four years, with 25% of the shares vesting on the first annual anniversary of the grant date and the remaining shares vesting in equal monthly installments over the following 36 months, subject to Mr. Irwin's continued employment with the Company.
In the event the Company terminates Mr. Irwin's employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) an amount equal to six months annual base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated time-based vesting on all of his equity awards.
In the event of a change in control of the Company as specified in his employment agreement, the options granted to Mr. Irwin on September 17, 2012 shall be fully vested. In the event Mr. Irwin's employment terminates within one year following such change in control without cause or for good reason (as those terms are defined in his employment agreement), Mr. Irwin shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below).
The Company's obligations under his employment agreement are subject to Mr. Irwin's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.
Separation Agreements
Separation and Independent Contractor Services Agreement with Mr. Curran
On January 27, 2012, Mr. Curran resigned from his position as our Executive Vice President, Business and Legal Affairs. In connection with his resignation, Mr. Curran agreed to assist the Company on various corporate matters as a non-executive employee through March 31, 2012 and, thereafter until January 31, 2013, as a consultant pursuant to a Separation and Independent Contractor Services Agreement entered into on January 27, 2012. During the term of his consulting relationship with the Company, the Company paid Mr. Curran a monthly consulting fee of $21,666.67 and agreed to reimburse the amount of Mr. Curran's health and dental insurance premiums in a manner consistent with how the Company subsidizes those premiums for its employees. In addition, Mr. Curran's restricted stock unit award granted on November 8, 2010 for 50,000 restricted stock units continued to vest in accordance with its existing terms during the consulting term and, based on his compliance with his obligations under his Separation and Independent Contractor Services Agreement, fully vested on January 31, 2013. The stock option award granted to Mr. Curran on February 22, 2011 did not continue to vest beyond Mr. Curran's effective separation date of March 31, 2012. In consideration of the benefits conferred by his Separation and Independent Contractor Services Agreement, Mr. Curran entered into a standard release of claims upon termination of his employment.
Separation and Independent Contractor Services Agreement with Mr. Plesner
On September 1, 2012, Mr. Plesner resigned from his position as Chief Financial Officer and Chief Administrative Officer. In connection with his resignation, Mr. Plesner entered into a Separation and Independent Contractor Services Agreement with the Company on September 1, 2012 pursuant to which Mr. Plesner agreed to assist the Company with various corporate matters until June 30, 2013. During the consulting term, the Company will pay Mr. Plesner a monthly consulting fee of $10,000. The Separation and Independent Contractor Services Agreement also provides that Mr. Plesner will continue to be eligible for a cash bonus award, if any, made pursuant the terms of the Company's Senior Executive Incentive Bonus Plan for fiscal 2012 performance, with the amount of the award to be calculated at 75% of what Mr. Plesner would have received if he had remained an employee of the Company through the bonus payment date. In addition, Mr. Plesner's Separation and Independent Contractor Services Agreement provides that, during the consulting term, he will continue to vest in the option award he received on February 26, 2010 for 100,000 shares of common stock in accordance with the existing terms of the accompanying award agreement, and subject to Mr. Plesner's compliance with his obligations through June 2013 under his Separation and Independent Contractor Services Agreement, such award would become fully vested and exercisable on June 30, 2013. All of Mr. Plesner's other unvested stock options and restricted shares were canceled as of Mr. Plesner's effective separation date of September 1, 2012. In consideration of the benefits conferred on him pursuant to his Separation and Independent Contractor Services Agreement, Mr. Plesner entered into a standard release of claims upon termination of his employment.
Potential Payments upon Termination or Change in Control
The following summaries set forth potential payments payable to our named executive officers (other than Messrs. Plesner and Curran, whose employment terminated during 2012) upon termination of employment by us other than for cause or death or disability, or by the executive for good reason, following a change in control or otherwise.
Termination by us other than for cause prior to a change in control
Our employment agreement with Mr. Hovsepian provides that if we terminate his employment other than for cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to:

•	a lump sum of 24 months of base salary at the rate in effect at termination;

•	pro-rated portion of annual bonus earned in year of termination;

•	continued health benefits for 12 months (or the date upon which such executive becomes entitled to coverage by another employer, if sooner);

•	accelerated vesting of his equity awards with service vesting through the next 12 months; and

•	with respect solely to his December 15, 2011 option award, a post-termination exercise period for the vested portion of the award equal to the earlier of 12 months or the expiration date of the award.
Our employment agreements with Messrs. Irwin and Semel provide that if we terminate the executive's employment other than for cause (as defined in their respective employment agreements), the executive is entitled to:

•	six months of base salary at the rate in effect at termination;

•	pro-rated portion of target annual bonus;

•	continued health benefits for six months (or the date upon which such executive becomes entitled to coverage by another employer, if sooner); and

•	six months accelerated vesting of executive's equity awards.
The foregoing benefits are subject to Mr. Hovsepian's, Mr. Irwin's, and Mr. Semel's compliance with a covenant not to compete with us for 12 months following termination of employment.
Termination by us for cause, death or disability; or termination by the named executive officer other than for good reason.
Regardless of any change in control, we are not obligated to make any cash payment or provide any benefits to any of our named executive officers if the executive's employment is terminated by us for cause or due to death or disability of the executive, other than the payment of accrued and unpaid salary as of the date of termination. In addition, we do not provide benefits for any of our named executive officers for any termination of employment by them without good reason prior to a change in control of our Company.
Termination by us other than for cause or termination by executive for good reason following a change in control.
Our employment agreement with Mr. Hovsepian provides that, upon any change in control of the Company, any unvested equity awards held by him will fully vest (subject to the achievement of any performance-based conditions). If Mr. Hovsepian's employment is terminated by us other than for cause or by him for good reason (as those terms are defined in his employment agreement) within one year following a change in control, Mr. Hovsepian's employment agreement provides that he is entitled to:

•	2.5 times the sum of his annual base salary at the rate in effect at termination plus his target annual bonus for the year in which the termination occurs;

•	continued payment of health insurance premiums for 12 months (or the date upon which such executive becomes entitled to coverage by another employer, if sooner);

•	one year of accelerated vesting on any remaining unvested equity awards (subject to achievement of any performance-based conditions) and a post-termination exercise period of 12 months; and

•	with respect solely to his December 15, 2011 option award, a post-termination exercise period for the vested portion of the award equal to the earlier of 12 months or the expiration date of the award.
Our employment agreements with Messrs. Irwin and Semel provide that, in the event of change in control of the Company, they shall each be entitled to the benefits contemplated under our Senior Executive Severance Policy (which is described below) and 100% accelerated vesting of the applicable executive's new-hire equity grant or grants.

Senior Executive Severance Plan
In December 2010, we adopted a Senior Executive Severance Plan that provides our named executive officers and key employees with certain severance payments upon termination of employment following a change in control.
Our Senior Executive Severance Plan provides that, in the event of a termination of employment of any of our named executive officers or key employees other than for cause, or if such individual terminates his or her employment for good reason within twelve months following a change in control, such individual is entitled to a lump-sum severance payment equal to:

•	100% of his or her annual base salary;

•	100% of his or her target bonus for the year in which the termination of employment occurs;

•	continued health benefits for 12 months (or the date upon which such executive becomes entitled to coverage by another employer, if sooner); and

•	full vesting of all of the unvested equity awards assumed in the change in control held by each such terminated individual.
Any named executive officer or other key employee who would otherwise be entitled to severance benefits under his or her employment agreement in connection with a change of control will receive the greater (as determined by us) of the benefits contemplated by that agreement or the benefits provided under this Senior Executive Severance Plan.
The Senior Executive Severance Plan defines “cause” to include financial dishonesty, fraud, intentional misrepresentation, harassment, unauthorized disclosure of proprietary information, material misconduct or non-performance of duties and certain violations of our policies and “good reason” to include a material reduction in the executive's annual base salary (except for across the board salary reductions), a material diminution of the executive's base salary, responsibility or authority or a more than a 75 mile relocation of the executive's primary business location.
Our stock option, restricted stock unit award and restricted stock award agreements for our senior executives, including our named executive officers, also generally provide for 50% accelerated vesting of any unvested shares if the equity awards are not assumed, or otherwise substituted, by the acquiring party in connection with a change in control. If assumed, the equity award agreements with our senior executives generally provide for 100% accelerated vesting upon termination of employment without cause or material diminution in duties within 12 months following a change in control.
Mr. Hovsepian's employment agreement and the Senior Executive Severance Plan each contain a “best after-tax benefit,” which provides that, to the extent that an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall have the ability to either pay the executive the full amount due under the agreement or, alternatively, reduce his or her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. None of our named executive officers is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control.
These severance arrangements provide incentives for our executives to comply with their post-employment covenants and grant us the ability to suspend payment if an executive has breached these post-employment covenants. Our independent compensation consultant reviewed the change in control and severance benefits we have in place for Messrs. Hovsepian, Semel and Irwin and reported that the amounts and other terms of these severance arrangements were within market norms.
Partial acceleration of vesting upon a change in control.
The terms of our equity award agreements with our named executive officers provide that the equity awards granted to each of our named executive officers will have the vesting of the unvested portion of such awards accelerated by 50% upon any change in control in the event such awards are not assumed by, or substituted for equivalent awards of, the acquiring entity in such change in control. In addition, the equity award agreements for the new-hire equity awards made to Messrs. Irwin and Semel provide that, in the event of change in control of the Company, they shall each be entitled to 100% accelerated vesting of the applicable executive's new-hire equity grant or grants.
The following tables describe the potential payments and benefits upon employment termination or change in control for our President and Chief Executive Officer, Mr. Hovsepian, our Chief Financial Officer, Mr. Irwin, and our Executive Vice President, General Counsel and Secretary, Mr. Semel, as if each of their respective employments had terminated as of December 31, 2012, the last business day of our most recently completed fiscal year.

Ronald W. Hovsepian

Executive Benefits and Payments Upon Termination	Termination by Company for Other than Cause	Termination by the Company for Other than Cause or Voluntary Resignation for Good Reason Following Change in Control		Vesting Acceleration Upon Change in Control (1)
Base Salary (2)	$950,000	$1,187,500		$—
Bonus (3)	$—	$475,000		$—
Value of vested equity (4)	$39,000	$39,000		$39,000
Value of accelerated equity (5)	$39,000	$117,000		$117,000
Continued health benefits	$21,407	$21,407		$—
Total	$1,049,407	$1,839,907	(6)	$156,000

(1)
Pursuant to Mr. Hovsepian's employment agreement, in the event of a change in control of the Company, any unvested equity awards held by Mr. Hovsepian will fully vest (subject to the achievement of any performance-based conditions).

(2)
Pursuant to Mr. Hovsepian's employment agreement, he is entitled to 2 times his then base salary for termination without cause or for good reason. He is entitled to 2.5 times his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within one year following a change in control.

(3)
Pursuant to Mr. Hovsepian's employment agreement, he is entitled to receive a prorated target bonus upon termination by the Company without cause or by Mr. Hovsepian for good reason without a change in control. He is entitled to his full target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within one year following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the New York Stock Exchange on December 31, 2012, which was $6.17 per share.

(5)	Reflects the accelerated value of eligible unvested outstanding equity based on the closing price of our stock on the New York Stock Exchange on December 31, 2012, which was $6.17 per share.

(6)
Mr. Hovsepian's employment has a “best after-tax benefit” provision which provides that to the extent his severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall have the ability to either pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit Mr. Hovsepian. In this scenario, the full amount due provides the highest after-tax severance benefit.

Derek Irwin

Executive Benefits and Payments Upon Termination	Termination by Company for Other than Cause	Termination by the Company for Other than Cause or Voluntary Resignation for Good Reason Following Change in Control		Acceleration Upon Change in Control(1)
Base Salary (2)	$155,000	$310,000		$—
Bonus (3)	$—	$186,000		$—
Value of vested equity (4)	$—	$—		$—
Value of accelerated equity	$—	$—		$—
Continued health benefits	$10,730	$21,460		$—
Total	$165,730	$517,460	(5)	$—

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for, equivalent awards of the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Irwin's employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause or by Mr. Irwin for good reason without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(3)
Pursuant to Mr. Irwin's employment agreement, he is entitled to receive a prorated target bonus upon termination by the Company without cause or by Mr. Irwin for good reason without a change in control. He is entitled to his then current base salary plus his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(4)
Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the New York Stock Exchange on December 31, 2012, which was $6.17 per share. Mr. Irwin had no in-the-money vested and outstanding equity awards on December 31, 2012.

(5)
The severance agreement has a “best after-tax benefit” provision which provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall have the ability to either pay him or her the full amount due under the agreement or alternatively, reduce his or her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance benefit.

Scott N. Semel

Executive Benefits and Payments Upon Termination	Termination by Company for Other than Cause	Termination by the Company for Other than Cause or Voluntary Resignation for Good Reason Following Change in Control		Acceleration Upon Change in Control(1)
Base Salary (2)	$140,000	$280,000		$—
Bonus (3)	$—	$140,000		$—
Value of vested equity (4)	$—	$—		$—
Value of accelerated equity	$94,203	$277,650		$138,825
Continued health benefits	$10,817	$21,635		$—
Total	$245,020	$719,285	(5)	$138,825

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for, equivalent awards of the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Semel's employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause or by Mr. Semel for good reason without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(3)
Pursuant to Mr. Semel's employment agreement, he is entitled to receive a prorated target bonus upon termination by the Company without cause or by Mr. Semel for good reason without a change in control. He is entitled to his then current base salary plus his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(4)
Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the New York Stock Exchange on December 31, 2012, which was $6.17 per share. Mr. Semel had no in-the-money vested and outstanding equity awards on December 31, 2012.

(5)
The severance agreement has a “best after-tax benefit” provision which provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall have the ability to either pay him or her the full amount due under the agreement or alternatively, reduce his or her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance benefit.

Benefit Plans
Our executive officers participate in our 2010 Equity Incentive Plan, 2007 Stock Option and Grant Plan, 2010 Employee Stock Purchase Plan and 401(k) plan, described below, and in 2007, certain of our named executive officers also participated in our 2007 Restricted Preferred Stock Plan, which is also described below. Generally, shares that are forfeited or canceled from awards under the 2010 Equity Incentive Plan, the 2007 Stock Option and Grant Plan and the Restricted Preferred Stock Plan also will be available for future awards.

2010 Equity Incentive Plan
Introduction.  Our 2010 Equity Incentive Plan, or the 2010 Equity Plan, was adopted by our Board of Directors in March 2010 and approved by our stockholders in July 2010. The number of shares of common stock reserved for issuance under the 2010 Equity Plan was increased by 4,500,000 shares pursuant to an amendment approved by our Board of Directors on April 16, 2012 and a proposal approved by our stockholders in July 2012. Today, the maximum number of shares of common stock reserved and available for issuance under the 2010 Equity Incentive Plan is the sum of (i) 3,314,330 shares (the number of shares of common stock reserved under the 2010 Equity Plan on its initial effective date), (ii) 4,500,000 shares (the new shares of common stock added to the 2010 Equity Plan in July 2012), (iii) such number of shares equal to the shares underlying any stock options or awards returned to the Company’s 2007 Stock Option and Grant Plan after August 6, 2010 as a result of the expiration, forfeiture, cancellation or termination of such stock options or awards (other than by means of exercise), and (iv) such number of shares equal to the shares underlying any awards that are forfeited, canceled, reacquired by the Company prior to vesting, or otherwise terminated under the Company’s 2007 Restricted Preferred Stock Plan after August 6, 2010, subject, in each case, to adjustment as provided in the 2010 Equity Plan. The maximum aggregate number of shares of common stock that may be issued in the form of incentive stock options under the 2010 Equity Plan shall not exceed 8,000,000.
As of December 31, 2012, stock options to purchase an aggregate of 5,541,130 shares of our common stock were outstanding under the 2010 Equity Plan. Additionally, during the year ended December 31, 2012, 359,750 shares of restricted stock units were awarded to our employees under the 2010 Equity Plan, all of which were unvested as of December 31, 2012.
Share Reserve.  The 2,732,151 shares of common stock that remained available for future grant under the terms of the 2007 Stock Option and Grant Plan have been reserved for issuance under the 2010 Equity Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under the 2010 Equity Plan, our 2007 Stock Option and Grant Plan and our 2007 Restricted Preferred Stock Plan also will be available for future awards under our 2010 Equity Plan.
Administration.  The 2010 Equity Plan is administered by either the Board or the compensation committee of our Board of Directors, referred to in either case as the administrator. The administrator has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2010 Equity Plan.
Eligibility.  All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to participate in the 2010 Equity Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the 2010 Equity Plan. For example, no more than 2,000,000 shares of common stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one calendar year period. The maximum performance-based award payable to any grantee in a performance cycle is 1,000,000 shares of common stock or $5,000,000 if the award is payable in cash. These limits are intended to comply with Section 162(m) of the Code and will become effective when the reliance period for a newly public company ends.
Types of Awards.  The types of stock awards that are available for grant under the 2010 Equity Plan are:

•	incentive stock options;

•	non-qualified stock options;

•	stock appreciation rights;

•	restricted stock awards and units;

•	unrestricted stock awards;

•	performance share awards;

•	cash based awards;

•	dividend equivalent rights; and

•	combinations of the foregoing.
The exercise price of stock options awarded under the 2010 Equity Plan may not be less than the fair market value of our common stock on the date of the option grant and the term of each option may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised. To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights.
Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator may also award restricted stock units, which entitle the participant to receive one share of common stock at the time the unit vests. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. The administrator will determine the number of shares of restricted stock or restricted stock units granted to any employee. Our 2010 Equity Plan also gives the administrator discretion to grant stock awards free of any restrictions.
Performance share awards are awards entitling the grantee to receive shares of our common stock upon the attainment of performance goals.
Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of shares of stock. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the administrator shall determine.
In connection with performance-based awards (other than stock options or stock appreciation rights) that are intended to satisfy the requirements of Section 162(m) of the Code, each eligible participant’s stock or cash award will be based on one or more pre-established performance targets determined in the discretion of the administrator. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the administrator determines.
Transferability.  Unless otherwise determined by the administrator or provided for in a written agreement evidencing an award, our 2010 Equity Plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.
Change in Control.  Except as otherwise provided by the administrator and evidenced in a particular award, in the event of a merger, sale or dissolution, or a similar change in control unless assumed or continued by any successor entity, all stock options and stock appreciation rights granted under the 2010 Equity Plan will terminate automatically unless the successor entity agrees to assume the awards. In the event the awards are to be terminated, the administrator may provide for payment in exchange for the termination of the awards. Furthermore, at any time the administrator may provide for the acceleration of exercisability and/or vesting of an award.
Term.  Unless earlier terminated by the Board of Directors, the 2010 Equity Plan will expire on the tenth anniversary of the latest date our stockholders approved the plan, including any subsequent amendment or restatement. No awards will be granted under the 2010 Equity Plan after that date.
Amendment or Termination.  The board of directors may amend, suspend, or terminate the 2010 Equity Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules. Further, any material amendments to the 2010 Equity Plan will be subject to approval by our stockholders, including any amendment that increases the number of shares available for issuance under the 2010 Incentive Plan or expands the types of awards available under, the eligibility to participate in, or the duration of, the plan. No amendment to the 2010 Equity Plan may materially impair any of the rights of a participant under any awards previously granted without his or her written consent. The administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights or effect re-pricing through cancellation and re-grants or cancellation of stock options or stock appreciation rights in exchange for cash.
2007 Stock Option and Grant Plan
The maximum number of shares of common stock initially reserved and available for issuance under the 2007 Stock Option and Grant Plan was 4,000,000 shares. Under the 2007 Stock Option and Grant Plan, the maximum number of shares increased by one share automatically for every share of restricted Series A Preferred issued under the 2007 Restricted Preferred Stock Plan that failed to vest and was canceled. On March 8, 2010, an additional 4,000,000 shares of common stock were authorized for issuance under the 2007 Stock Option and Grant Plan, increasing the number of shares of common stock authorized for issuance to 8,000,000. Effective upon the adoption of the Company’s 2010 Equity Incentive Plan, the Company’s Board of Directors determined not to grant any further awards under the 2007 Stock Option and Grant Plan and the shares of common stock that remained available for future awards under the 2007 Stock Option and Grant Plan have been reserved for issuance under the 2010 Equity Incentive Plan.

2010 Employee Stock Purchase Plan
The 2010 Employee Stock Purchase Plan, or the ESPP, was adopted by the Company's Board of Directors and approved by its stockholders in July 2010. The ESPP authorizes the issuance of up to a total of 400,000 shares of the Company's common stock to participating employees. The Company will make one or more offerings each year to its employees to purchase stock under the ESPP, usually beginning on the first business day occurring on or after each January 1, April 1, July 1 and October 1, each referred to as offering date, and will end on the last business day occurring on or before the following March 31, June 30, September 30 and December 31, respectively, each referred to as an exercise date.
The ESPP permits a participating employee to make contributions to purchase shares of common stock by having withheld from his or her salary a minimum of $10 per pay period, up to a maximum of 10% of the employees' salary per pay period. Under the ESPP, eligible employees of the Company may elect to participate up to 15 business days prior to the offering date. On the exercise date, a participating employee's contributions will be used to purchase up to 5,000 shares of the Company's common stock for the participating employee. In addition to the 5,000 share purchase limit, the fair market value of shares purchased under the plan by a participating employee cannot exceed $25,000 in any plan year. The purchase price for each share will be 85% of the fair market value, as defined in the ESPP, of the common stock on either the offering date or the exercise date, whichever is less.
For more information on the ESPP, please see Proposal No. 3, included in this proxy statement.
2007 Restricted Preferred Stock Plan
Our 2007 Restricted Preferred Stock Plan, or the 2007 Preferred Plan, was approved on June 15, 2007. An aggregate of 2,033,320 shares of our Series A-1 Preferred Stock were authorized for issuance under the 2007 Preferred Plan, all of which were granted on June 15, 2007. At the closing of our initial public offering, all outstanding shares of Series A Preferred Stock converted into shares of common stock, including unvested restricted Series A Preferred shares. As of December 31, 2012, there were no shares of Series A Preferred Stock issued or outstanding.
401(k) Plan
We maintain a tax-qualified retirement plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. The 401(k) plan allows for matching contributions to be made by us. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
COMPENSATION PRACTICES RISK ASSESSMENT
We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our Company. The compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The compensation committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	our allocation of compensation between cash compensation and long-term equity compensation, combined with our typically 48-month vesting schedule, discourages short-term risk taking;

•
our approach of goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of our incentive payouts and evaluation of performance results assist in mitigating excessive risk-taking;

•	our compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking; and

•	our business does not face the same level of risks associated with compensation for employees in financial services (traders and instruments with a high degree of risk).

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussion, recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Peter Gyenes, Chairman Brian J. Conway Habib Kairouz Robert C. McBride

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Compensation Discussion and Analysis” in this proxy statement and the transactions described below, since January 1, 2012, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, had or will have a direct or indirect material interest.
We have adopted a written policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
Each of the transactions described below was approved or ratified by a majority of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.
The Merger and Related Agreements
In June 2007, Intralinks Holdings, Inc., then a newly-formed entity owned by affiliates of our two largest stockholders, TA Associates, L.P. (which is now part of TA Associates Management, L.P.) and Rho Capital Partners, Inc., as well as other stockholders, former officers and employees of Intralinks, Inc., completed an acquisition and majority recapitalization of Intralinks, Inc. in which the Company acquired all of the outstanding equity of Intralinks, Inc. for approximately $447 million, referred to as the Merger. In connection with the Merger, we incurred indebtedness of $275.0 million in principal to finance the acquisition. Of this principal amount, funds affiliated with TA Associates, L.P. were lenders of $30.0 million in principal under our second lien credit facility, which we repaid in 2010. One of our directors, Brian J. Conway, is affiliated with TA Associates, L.P. and, as of December 31, 2012, funds managed by TA Associates, L.P. beneficially owned approximately 17.1% of our common stock.
Registration Rights Agreement
In connection with the Merger, we entered into a registration rights agreement with all of the investors participating therein, including affiliates of TA Associates, L.P. (which is now part of TA Associates Management, L.P.) and Rho Capital Partners, Inc., providing for registration rights with respect to the shares of our common stock that were issued upon conversion of the shares of Series A Preferred Stock sold in transactions related to the Merger. Under the registration rights agreement, certain investors affiliated with TA Associates, L.P., considered as a single group, and certain investors affiliated with Rho Capital Partners, Inc., considered as a single group, each have the right to make one request that we register all or a portion of their shares of our common stock. In addition, the registration rights agreement grants affiliates of TA Associates, L.P. and Rho Capital Partners, Inc. certain demand, piggyback and Form S-3 registration rights.
Stockholders Agreement
In connection with the Merger, we also entered into a stockholders agreement with all of the investors participating therein, including affiliates of TA Associates, L.P. (which is now part of TA Associates Management, L.P.) and Rho Capital Partners, Inc. All covenants under the stockholders agreement, except for certain provisions relating to our obligations to maintain directors and officers insurance, indemnify our directors and the stockholders party to this agreement, pay the reasonable expenses of our non-employee directors incurred in attending Board and Board committee meetings and compensate our directors for their service as directors, terminated immediately prior to the completion of our initial public offering.
Customer Agreements
Controlling Persons.  Affiliates of one of our largest shareholders, TA Associates, L.P. (which is now part of TA Associates Management, L.P.), are also Intralinks customers. These affiliates of TA Associates, L.P. made payments to Intralinks in connection with our services using the Intralinks platform totaling approximately $261,082 from January 1, 2012 through April 25, 2013.
Directors.  J. Chris Scalet, one of our directors, was, until July 2012, Executive Vice President, Global Services and Chief Information Officer of Merck & Co., Inc., or Merck, a global research-driven pharmaceutical company. Affiliates of Merck are Intralinks customers in the ordinary course of business and, in connection therewith, have made payments to Intralinks for their use of the Intralinks platform totaling approximately $1,073,785 from January 1, 2012 through April 25, 2013.

Transactions with our Executive Officers and Directors
Employment Agreements
We have employment agreements with Ronald Hovsepian, our President and Chief Executive Officer, Derek Irwin, our Chief Financial Officer, and Scott N. Semel, our Executive Vice President, General Counsel and Secretary, which provide for certain salary, bonus, stock option and severance compensation. We also entered into separation and independent contractor services agreements with our former Chief Financial Officer and Chief Administrative Officer, Anthony Plesner, and our former Executive Vice President, Business and Legal Affairs and Secretary, David Curran. We also maintain a Senior Executive Severance Plan that covers our named executive officers. For more information regarding these agreements and this plan, see “Compensation Discussion and Analysis — Employment Agreements,” “Compensation Discussion and Analysis — Separation Agreements” and “Compensation Discussion and Analysis — Potential Payments Upon Termination or Change in Control — Senior Executive Severance Plan” in this proxy statement.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated by-laws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors that provide for indemnification against expenses and liabilities reasonably incurred in connection with their service for us or on our behalf. For more information regarding these agreements, see “Director Compensation — Limitation of Liability and Indemnification Arrangements.”
Stock and Stock Option Awards and Senior Executive Severance Plan
For information regarding stock options and stock awards granted to our named executive officers and directors and our Senior Executive Severance Plan see “Compensation Discussion and Analysis — Elements of Compensation,” “Compensation Discussion and Analysis — Director Compensation,” “Compensation Discussion and Analysis — Grants of Plan-Based Awards,” “Compensation Discussion and Analysis — Benefit Plans” and “Compensation Discussion and Analysis — Potential Payments Upon Termination or Change in Control — Senior Executive Severance Plan” in this proxy statement.

AMENDMENT AND RESTATEMENT OF INTRALINKS HOLDINGS, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
(PROPOSAL NO. 3)
Proposal
On April 26, 2013, the Board adopted, subject to the approval of our shareholders, an amendment and restatement to our 2010 Employee Stock Purchase Plan, or the ESPP, that would have the effect of increasing the number of shares of our common stock available for purchase under the ESPP by 600,000 shares (or 1.1% of our outstanding shares of common stock as of April 18, 2013).
As originally adopted in 2010, a maximum of 400,000 shares of the Company's common stock have been reserved for issuance under the ESPP, which represents approximately 0.7% of the Company’s issued and outstanding common stock as of April 18, 2013.  Without shareholder approval of the proposed increase, there are 33,261 shares remaining available for future purchase under the ESPP.  If this proposal is approved, the maximum number of shares available for issuance under the ESPP will increase to 1,000,000 (or 1.8% of the Company’s issued and outstanding shares as of April 18, 2013).  Without shareholder approval of this proposal, once the remaining shares reserved for issuance under the ESPP are issued, the ESPP will be terminated.
Summary of Changes
We offer eligible employees the opportunity to purchase shares of our common stock on a regular basis through payroll deductions under the ESPP. The purpose of the ESPP is to encourage ownership of our common stock by our employees. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
The Board believes that the number of shares currently remaining available for issuance under the ESPP (33,261 shares) is not sufficient for future granting needs and we have currently suspended issuances under the ESPP. If the proposed amendment to the ESPP is not approved by shareholders and if we were to lift the suspension of our ESPP, it is likely that all currently remaining shares available for issuance under the ESPP could be purchased within approximately a three-month period. We believe that continuing to offer eligible employees an opportunity to purchase shares of our common stock under the ESPP enables us to attract and retain key personnel and helps to align employee and shareholder interests by encouraging employee stock ownership. Accordingly, our Board of Directors has adopted, and is seeking shareholder approval of, an amendment and restatement of the ESPP that would increase the aggregate number of shares of our common stock reserved and available for issuance under the ESPP by 600,000 shares. We believe that the additional 600,000 shares, if approved, will be sufficient for purchases under the ESPP for approximately three years.
Summary of the ESPP
The following is a summary of certain principal features of the ESPP as administered in the U.S. This summary is subject to and qualified in its entirety by the specific provisions contained in the full text of the amended and restated ESPP, which is attached as Exhibit A to this proxy statement.
Term of the Plan. Our Board may terminate the ESPP at any time.
Plan Administration. The compensation committee of our Board of Directors administers the ESPP and has full authority to make, administer and interpret such equitable rules and regulations regarding the ESPP as it deems advisable.
Eligibility. Persons eligible to participate in the ESPP are individuals classified as employees of the Company or any of its subsidiaries designated as a participating employer on such company's payroll records who work at least 20 hours per week and who have been employed by the Company or a designated subsidiary for at least 90 days, except for persons who are deemed for purposes of Section 423(b)(3) of the Code to own five percent or more of our voting stock. As of April 18, 2013, approximately 610 individuals were eligible to participate in the ESPP.
Purchase Periods; Exercise Price. The ESPP provides for offering periods that are set by the compensation committee of our Board of Directors. Currently, there are four “offering periods” within each calendar year, the first commencing on the first business day on or after January 1 and ending on the last business day on or prior to March 31, the second commencing on the first business day on or after April 1 and ending on the last business day on or prior to June 30, the third commencing on the first business day on or after July 1 and ending on the last business day on or prior to September 30 and the fourth commencing on the first business day on or after October 1 and ending on the last business day on or prior to December 31. The ESPP provides that the compensation committee may set different offering periods so long as no offering period exceeds six months. Eligible employees may elect to become participants in the ESPP by enrolling prior to each offering period. On the first day of each offering period, subject to the terms of the ESPP, each eligible employee who is then a participant in the ESPP is granted an option to purchase on the last business day of the offering period a number of shares of our common stock equal to (1) the aggregate payroll deductions in the purchase period authorized by the participant, divided by (2) the exercise price (as defined below). Shares are purchased through the accumulation of payroll deductions of not less than $10 per pay period nor more than 10% of each participant's compensation for each pay period, subject to an overall annual maximum of $25,000 per participant (calculated based on the fair market value of the shares on the option grant date). The maximum number of shares that can be purchased by an individual participant in any purchase period is 5,000 shares (or such other number determined from time to time by the compensation committee).
The exercise price for each purchase period is equal to the lower of (1) 85% of the fair market value per share of our common stock on the first business day of the relevant offering period, or (2) 85% of the fair market value per share of our common stock on the last business day of the relevant offering period.
Terms of Participation. Options granted under the ESPP are exercisable only by the participant during his or her lifetime and are not transferable by the participant other than by will or the laws of descent and distribution. A participant may cancel his or her participation in the ESPP with respect to any offering period so long as the participant's notice of cancellation is received by us at least 20 days prior to the last business day of the offering period. Participation in the ESPP automatically terminates upon a participant's termination of employment for any reason. Upon any such cancellation or termination, all accumulated payroll deductions are refunded in cash.
Shares Subject to the Plan. Of the 400,000 shares of our common stock, par value $0.0001 per share, authorized for issuance under the ESPP, there are currently only 33,261 shares remaining available for issuance. If the proposed amendment to the ESPP is approved by shareholders, the aggregate number of shares reserved and available for issuance under the ESPP will be increased by 600,000 shares, and the total number of shares authorized for issuance under the ESPP from its inception will be increased from 400,000 shares to 1,000,000 shares. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.
Amendments and Termination. Our Board of Directors may at any time amend or terminate the ESPP. If the Board terminates the ESPP, all amounts in the accounts of participants will be promptly refunded in cash. Certain amendments to the ESPP, such as an increase in the number of shares available for issuance under the ESPP, will not be effective without the approval of our shareholders.
U.S. Federal Income Tax Considerations
The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the plan or when purchasing shares of common stock at the end of an offering period. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.
If shares acquired under the ESPP are sold more than two years after the first day of the offering period during which the shares were purchased, no taxable income results if the sale price is equal to or less than the price paid for the shares, and the employee will recognize a long-term capital loss for the difference between the sale price and the purchase price. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent of the fair market value of the common stock on the first day of the offering period in which the shares were purchased, or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee will recognize a long-term capital gain in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). No deduction is allowed to the Company.
If shares acquired under the ESPP are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the last business day of the offering period in which the shares were purchased and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. The employee may also recognize long-term or short-term (depending on the holding period for the shares) capital gain or loss in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares (i.e., the fair market value of the shares on the last business day of the offering period in which the shares were purchased). The amount reportable as ordinary income for a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.
New Plan Benefits
Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the amended and restated ESPP are not determinable.
Other Information
Based solely on the closing price of our common stock on the New York Stock Exchange on April 18, 2013, which was $5.78, the maximum aggregate market value of the 600,000 shares of common stock proposed to be added to the ESPP is $3,468,000.

The design of the ESPP does result in a financial statement expense under applicable accounting guidance. However, the ESPP allows us to provide an efficient vehicle for all eligible employees to acquire shares of the Company's common stock on a regular basis. See note 12 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for additional information related to share-based compensation expense.
Equity Compensation Plan Information
The following table provides information as of December 31, 2012 regarding shares of common stock that may be issued under the Company’s equity compensation plans, consisting of the 2010 Equity Incentive Plan, the 2007 Stock Option and Incentive Plan and the 2010 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	5,987,586	(1)	$6.80	(2)	2,666,429	(3)
Equity compensation plans not approved by security holders:	N/A		N/A		N/A
Total	5,987,586		$6.80		2,666,429

(1)
Includes 5,541,130 shares of common stock issuable upon the exercise of outstanding options and 446,456 shares of common stock issuable upon the vesting of restricted stock units. Does not include 625,800 shares of unvested restricted stock awards as they have been reflected in our total shares outstanding.

(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)
As of April 18, 2013, there were 1,882,093 shares available for grants under the 2010 Equity Incentive Plan and 33,261 shares available for grants under our 2010 Employee Stock Purchase Plan. There are no shares available for grant under our 2007 Stock Option and Grant Plan.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND
RESTATEMENT OF THE INTRALINKS HOLDINGS, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

REPORT OF THE AUDIT COMMITTEE
The audit committee of our Board of Directors oversees our financial reporting process on behalf of the Board of Directors. The audit committee is responsible for providing independent, objective oversight of our accounting functions and internal controls and performing related functions as described above under “Board of Directors — Committees of our Board of Directors.” In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited consolidated financial statements contained in our Annual Report on Form 10-K for fiscal year 2012, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in such financial statements.
The audit committee is responsible for recommending to the Board of Directors that our consolidated financial statements be included in our Annual Report on Form 10-K. In that regard, the audit committee discussed with our independent auditors those matters the auditors communicated to and reviewed with the audit committee under applicable auditing standards, including information regarding the scope and results of the audit. In addition, the audit committee has discussed with the independent auditors their independence from management and the audit committee and has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, regarding the independent auditor's communications with the audit committee concerning independence.
The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee also discussed with our independent auditors the matters set forth in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. The audit committee met with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.
The audit committee reviewed and discussed with management and our independent auditors the evaluation of Intralinks' internal controls.
Finally, the audit committee reviewed and discussed with management and the independent auditors our audited consolidated balance sheets at December 31, 2012 and our statements of operations, cash flows, stockholders' equity, and comprehensive income for the 2012 fiscal year. In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2012, as filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert C. McBride, Chairman Peter Gyenes Thomas Hale J. Chris Scalet
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 4)
The audit committee has appointed the firm of PricewaterhouseCoopers, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013. PricewaterhouseCoopers, LLP has no direct or indirect interest in the Company or any affiliate of the Company. Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company’s financial controls and reporting. The Board therefore recommends to the stockholders that they ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors of the Company for the fiscal year ending December 31, 2013. Should the stockholders not ratify the selection of PricewaterhouseCoopers, LLP, the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.
Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
The audit committee’s policy is to pre-approve all audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to meet with the audit committee to review and discuss our annual and quarterly financial statements and related disclosures, as well as our critical accounting policies and practices. Additionally, the audit committee is responsible for reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements.
All of the services of PricewaterhouseCoopers, LLP for 2012 and 2011 described below were pre-approved by the audit committee.
Auditor Presence at Annual Meeting
A representative of PricewaterhouseCoopers, LLP (our independent auditor for the current year) is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

PricewaterhouseCoopers, LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2012 and December 31, 2011. The following table shows the fees for audit and other services provided by PricewaterhouseCoopers, LLP for 2012 and 2011.

	Years Ended December 31,
	2012	2011
Audit fees (1)	$1,810,000	$1,567,068
Audit-related fees (2)	—	110,000
Tax fees (3)	10,613	108,386
All other fees (4)	70,980	—
Total fees	$1,891,593	$1,785,454

(1)
Audit Fees consist of fees billed by PricewaterhouseCoopers LLP, or PwC, for professional services rendered for (i) the audit of the Company's annual financial statements set forth in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2012 and 2011, (ii) the review of interim financial statements filed with the SEC, and (iii) services provided by PwC in connection with statutory and regulatory filings.

(2)
Audit-Related Fees consist of fees billed by PwC for professional services rendered and not reported under Audit Fees above, which principally relate to services related to our 2011 follow on offering.

(3)
Tax Fees consist of fees billed by PwC for tax compliance, tax advice and tax planning services rendered. Tax-related services rendered by PwC consisted primarily of state income tax services and tax advice related to sales tax and our international operations.

(4)
During 2012, All Other Fees consist of fees billed by PwC for services rendered relating to reviewing our XBRL tagging in our SEC filings and for its reasonable costs incurred in responding to an SEC subpoena received in August 2011.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSE COOPERS, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF
UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and named executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2012, all filing requirements under Section 16(a) were complied with in a timely fashion.
OTHER MATTERS
We do not know of any other matters that will be brought before the Annual Meeting. If, however, other business is properly presented for consideration at the Annual Meeting, the persons named in the proxy card intend to vote in accordance with their judgment on such matters.
STOCKHOLDER PROPOSALS
Proposal for the 2014 Annual Meeting.  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2014 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than February 19, 2014. Stockholders who wish to make a proposal at the 2014 annual meeting — other than one that will be included in the Company’s proxy statement — must notify us between April 11, 2014 and May 12, 2014. If a stockholder who wishes to present a proposal fails to notify us by May 12, 2014 and such proposal is brought before the 2014 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2014 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, we suggest that proponents submit their proposals by certified mail, return receipt requested, to Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York 10017, Attn: Secretary.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse those banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Our officers and employees may also solicit some of our stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We have retained Morrow & Co., LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $6,500, plus reimbursement of expenses. You may contact our proxy solicitor at the following information:
Morrow & Co., LLC
470 West Avenue - 3rd Floor
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Stockholders, please call (800) 607-0088

VIEWING OF PROXY MATERIALS VIA THE INTERNET
Federal law permits us to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you would like to receive future stockholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.computershare.com, enter your account number and manage your account online. Your election to view proxy materials online is perpetual unless you revoke it later.
In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy by filling out, signing, dating and returning your proxy card promptly. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.
By Order of the Board of Directors
Scott N. Semel
Executive Vice President, General Counsel and Secretary
June 27, 2013

EXHIBIT A
INTRALINKS HOLDINGS, INC.

AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Amended and Restated Intralinks Holdings, Inc. 2010 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of IntraLinks Holdings, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company's common stock, par value $.001 per share (the “Common Stock”).  One million (1,000,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose.  The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.    Administration.  The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company's Board of Directors (the “Board”) for such purpose.  The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan.  All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants.  No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.    Offerings.  The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”).  Unless otherwise determined by the Administrator, the initial Offering will begin on the date of the Company's Initial Public Offering and will end on the later of: (a) December 31, 2010, or (b) the last day of the calendar quarter occurring at least 30 days after the date of the Initial Public Offering (the “Initial Offering”).  Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1, April 1, July 1 and October 1 and will end on the last business day occurring on or before the following March 31, June 30, September 30 and December 31, respectively.  The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

     3.    Eligibility.  Each individual classified as an employee on the payroll records of the Company or a Designated Subsidiary and whose customary employment is more than 20 hours a week is eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) he or she has completed at least 90 days of employment immediately prior to the Offering Date.  Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company's or applicable Designated Subsidiary's payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan.  In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation.  Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company's or Designated Subsidiary's payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

     4.    Participation.

(a)           Participants on Effective Date.  Each eligible employee at the time of the Initial Public Offering shall be deemed to be a Participant at such time.  If an eligible employee is deemed to be a Participant pursuant to this Section 4(a), such individual shall be deemed not to have authorized payroll deductions and shall not purchase any Common Stock hereunder unless he or she thereafter authorizes payroll deductions by submitting an enrollment form (in the manner described in Section 4(c)) by November 30, 2010, or such other deadline as the Administrator may set with respect to the Initial Offering.  If such a Participant does not authorize payroll deductions by submitting an enrollment form prior to the deadline for the Initial Offering, that Participant will be deemed to have waived the right to participate.

(b)           Participants in Subsequent Offerings.  An eligible employee who has not participated in the Initial Offering or subsequent Offering may elect to be a Participant in any new Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the relevant Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(c)           Enrollment.  The enrollment form will (a) state the amount to be deducted from an eligible employee's Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10.  An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate.  Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant's deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

         (d)           Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.    Employee Contributions.  Each eligible employee may authorize payroll deductions at a minimum of 10 dollars ($10) per pay period up to a maximum of 10% of such employee's Compensation for each pay period.  The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering.  No interest will accrue or be paid on payroll deductions.

6.    Deduction Changes.  Except in the event of a Participant increasing his or her payroll deduction from 0 percent during the Initial Offering as specified in Section 4(a) or as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).  The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

     7.    Withdrawal.  A Participant may withdraw from participation in any Offering under the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location no later than the 20th day prior to the Exercise Date.  The Participant's withdrawal will be effective as of the next business day.  Following a Participant's withdrawal, the Company will promptly refund such individual's entire account balance under the Plan to him or her.  Partial withdrawals are not permitted.  Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.    Grant of Options.  On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the Exercise Date, at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such Participant's accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), or (b) 5,000 shares or such other maximum number of shares as shall have been established by the Administrator in advance of the Offering, whichever is lowest;  provided, however, that such Option shall be subject to the limitations set forth below.  Each Participant's Option shall be exercisable only to the extent of such Participant's accumulated payroll deductions on the Exercise Date.  The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11).  For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant.  In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time.  The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.    Exercise of Option and Purchase of Shares.  Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan.  Any amount remaining in a Participant's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant's account at the end of an Offering will be refunded to the Participant promptly.

10.    Issuance of Certificates.  Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11.    Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code.  All other forms of compensation shall be excluded.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan.  The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.

The term “Exercise Date” means the last business day of an Offering.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price on such securities exchange.  If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.  Notwithstanding the foregoing, if the date for which Fair Market Value of the Common Stock is determined is the first day when trading prices for the Common Stock are reported on the New York Stock Exchange or another national securities exchange, the Fair Market Value of the Common Stock shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company's Initial Public Offering.

The term “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.    Rights on Termination of Employment.  If a Participant's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant's account will be paid to such Participant or, in the case of such Participant's death, to his or her estate as if such Participant had withdrawn from the Plan under Section 7.  An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.  An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.    Special Rules.  Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a foreign jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code.  Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable.  Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.  Any grant of Options to employees of a Designated Subsidiary under this Section 13 shall be viewed as a separate offering under Section 423 of the Code.

14.    Optionees Not Stockholders.  Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.    Rights Not Transferable.  Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant.

16.    Application of Funds.  All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.    Adjustment in Case of Changes Affecting Common Stock.  In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18.    Amendment of the Plan.  The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.    Insufficient Shares.  If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.    Termination of the Plan.  The Plan may be terminated at any time by the Board.  Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21.    Governmental Regulations.  The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22.    Governing Law.  This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23.    Issuance of Shares.  Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.    Tax Withholding.  Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan.  Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25.    Notification Upon Sale of Shares.  Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

26.    Effective Date and Approval of Shareholders.  This Plan originally took effect on August 6, 2010. The Board approved the amended and restated Plan on April 26, 2013. The amended and restated Plan shall, in accordance with applicable law, the Company's by-laws and certificate of incorporation, become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present.

DATE APPROVED BY THE BOARD:        July 1, 2010

DATE APPROVED BY STOCKHOLDERS:    July 16, 2010

DATE AMENDED AND RESTATED PLAN
APPROVED BY BOARD OF DIRECTORS:    April 26, 2013

DATE AMENDED AND RESTATED PLAN
APPROVED BY STOCKHOLDERS:        _________, 2013

________________________________________________________________________________________________________________________________

APPENDIX A

Designated Subsidiaries

Intralinks, Inc.

DIRECTIONS TO 2013 ANNUAL MEETING OF STOCKHOLDERS

Goodwin Procter LLP — Boston Office
Exchange Place
53 State Street
Boston, MA 02109
(617) 570-1000
Directions from Boston's Logan International Airport (BOS)
Head southeast. Keep left at the fork, follow signs for I-90 W/I-93 S/Williams Tunnel/Mass Pike and merge onto I-90 W. Take exit 25 toward S Boston. Slight right onto B Street. Turn left onto Seaport Boulevard. Take the 3rd right onto Atlantic Avenue. Turn left onto State Street. 53 State Street / Exchange Place will be on the left.
Directions from the North traveling South on Rte. 93
From Points North via I-93 South: Follow I-93 South into Boston. Take Exit #24A - Government Center. Turn left at the first traffic light onto Surface Road. Follow Surface Road to the third set of lights, and turn right onto State Street. 53 State Street / Exchange Place will be on the left.
Directions from the South traveling North on Rte. 93
From Points South via I-93 North: Follow I-93 North and take Exit #23 - Government Center. Stay left off the exit following signs for Faneuil Hall. At the traffic light at the end at the off ramp, turn left onto Surface Road. Follow Surface Road to the fourth set of lights and turn right onto State Street. 53 State Street / Exchange Place will be on the left.
Directions from the West traveling the Massachusetts Turnpike (Interstate 90)
From Points West via I-90 East (Massachusetts Turnpike): Follow I-90 (Mass Pike) East to Exit #24B and merge onto I-93 North. Follow I-93 North and take Exit #23 - Government Center. Stay left of the exit following signs for Faneuil Hall. At the traffic light at the end of the off ramp, turn left onto Surface Road. Follow Surface Road to the fourth set of traffic lights and turn right onto State Street. 53 State Street / Exchange Place will be on the left.

Parking
75 State Street Garage
One Post Office Square Parking

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M60170-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTRALINKS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

For All | **Withhold All** | **For All Except**

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees:

01) Ronald W. Hovsepian
02) Brian Conway
03) Peter Gyenes

The Board of Directors recommends you vote FOR proposals 2, 3 and 4. **For Against Abstain**

2. Advisory Vote to approve Executive Compensation.

NOTE: In the discretion of such proxy, to transact any other business as may properly come before the annual meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M60171-TBD

INTRALINKS HOLDINGS, INC.
Annual Meeting of Shareholders
August 9, 2013 8:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ronald W. Hovsepian and Scott N. Semel, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Intralinks Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 8:30 AM ET on August 9, 2013, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, MA 02109 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 9, 2013.

INTRALINKS HOLDINGS, INC.

M60184-TBD

Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 18, 2013
Date: August 9, 2013 **Time:** 8:30 AM ET
Location: Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 26, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M60185-TBD

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Ronald W. Hovsepian
02) Brian Conway
03) Peter Gyenes

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. Advisory Vote to approve Executive Compensation.

NOTE: In the discretion of such proxy, to transact any other business as may properly come before the annual meeting or any adjournment thereof.

M60186-TBD